                                    Exhibit B



- --------------------------------------------------------------------------------

                                   $45,000,000

                                CREDIT AGREEMENT


                                      AMONG


                         LAURENTIAN CAPITAL CORPORATION

                                   AS BORROWER


                                       AND


                        THE SEVERAL LENDERS NAMED HEREIN
                                   AS LENDERS


                                       AND


                            NATIONAL BANK OF CANADA,
                                 NEW YORK BRANCH

                                    AS AGENT



                           DATED AS OF APRIL 25, 1994



- --------------------------------------------------------------------------------


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                                  Page 6 of 103

                               TABLE OF CONTENTS*

                                                                            Page
                                                                            ----

ARTICLE 1  - INTERPRETATION

     1.1       Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2       Singular, Plurals and Dollars . . . . . . . . . . . . . . . .  14
     1.3       Division into Articles. . . . . . . . . . . . . . . . . . . .  14
     1.4       Accounting Principles . . . . . . . . . . . . . . . . . . . .  14


ARTICLE 2  -   COMMITMENTS, REDUCTIONS TO AND TERMINATIONS OF COMMITMENTS AND
               REVOLVING NATURE OF THE COMMITMENTS DURING THE REVOLVING PERIOD

     2.1       Commitments . . . . . . . . . . . . . . . . . . . . . . . . .  15
     2.2       Scheduled Reductions of the Commitments during
               the Revolving Period and the Term Period. . . . . . . . . . .  15
     2.3       Other Reductions of the Commitments . . . . . . . . . . . . .  15
     2.4       Imputation of Reductions of the Commitments . . . . . . . . .  16
     2.5       No Subsequent Increases to Commitments. . . . . . . . . . . .  16
     2.6       Revolving Nature of the Commitments during
               the Revolving Period. . . . . . . . . . . . . . . . . . . . .  16


ARTICLE 3  -   PURPOSE

     3.1       Purpose of Advances . . . . . . . . . . . . . . . . . . . . .  17


ARTICLE 4  -   ADVANCES AND OPERATION OF ACCOUNTS

     4.1       Draw Down Notices . . . . . . . . . . . . . . . . . . . . . .  17
     4.2       Minimum Draws . . . . . . . . . . . . . . . . . . . . . . . .  17
     4.3       Forwarding of Draw Down Notices . . . . . . . . . . . . . . .  18
     4.4       Lenders to Make Funds Available . . . . . . . . . . . . . . .  18
     4.5       Disbursement of Draw Down Notice Funds. . . . . . . . . . . .  18
     4.6       Credits By or on Behalf of Lenders to Constitute
               Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.7       Maintenance of Ledgers by the Agent . . . . . . . . . . . . .  18
     4.8       Authority to Debit and Credit . . . . . . . . . . . . . . . .  19
     4.9       Set-off and Compensation by the Lenders
               against the Borrower's Account. . . . . . . . . . . . . . . .  19
     4.10      Failure by any Lender to Advance. . . . . . . . . . . . . . .  19

- --------------------------------------------------------------------------------
  * This Table of Contents has been inserted for convenience only and does not consitute part of this Agreement.

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     4.11 Temporary Advances by the Agent. . . . . . . . . . . . . . . . . .  20


ARTICLE 5  -   INTEREST, STAND-BY FEE, COMMITMENT FEE AND AGENCY FEE

     5.1       Interest on a Eurodollar Basis. . . . . . . . . . . . . . . .  20
     5.2       Interest on a Prime Rate Basis. . . . . . . . . . . . . . . .  21
     5.3       Payment of Interest . . . . . . . . . . . . . . . . . . . . .  21
     5.4       Rollovers of the Eurodollar Loans . . . . . . . . . . . . . .  21
     5.5       Limits on the Determination of the Eurodollar Rate. . . . . .  22
     5.6       Forwarding of Notices by Agent with respect
               to Eurodollar Rate Rollovers. . . . . . . . . . . . . . . . .  22
     5.7       Establishment of the Eurodollar Rate as
               at 11:00 A.M., London Time. . . . . . . . . . . . . . . . . .  22
     5.8       No Revocation or Withdrawal of Rollover Notices . . . . . . .  23
     5.9       Interest on Loans Generally . . . . . . . . . . . . . . . . .  23
     5.10      Computation of Interest and the Stand-By Fee. . . . . . . . .  23
     5.11      Stand-By Fee. . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.12      Payment of the Stand-By Fee . . . . . . . . . . . . . . . . .  23
     5.13      Arrears on the Stand-By Fee . . . . . . . . . . . . . . . . .  23
     5.14      Interest Limitation . . . . . . . . . . . . . . . . . . . . .  24
     5.15      Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . .  24
     5.16      Partial Refund of the Commitment Fee. . . . . . . . . . . . .  24
     5.17      Agency Fee. . . . . . . . . . . . . . . . . . . . . . . . . .  25


ARTICLE 6  -   CHANGES IN CIRCUMSTANCES, INCREASED COSTS AND INDEMNITY

     6.1       Change in Circumstances . . . . . . . . . . . . . . . . . . .  25
     6.2       Suspension of Rights to Convert . . . . . . . . . . . . . . .  25
     6.3       Change in Law . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.4       Option to Replace Lenders . . . . . . . . . . . . . . . . . .  27
     6.5       Notice to Other Lenders . . . . . . . . . . . . . . . . . . .  28
     6.6       Reimbursement of Losses, etc. . . . . . . . . . . . . . . . .  28
     6.7       Amount of Losses, etc.  . . . . . . . . . . . . . . . . . . .  28
     6.8       Lenders to Avoid Creating Additional Liability
               for the Borrower. . . . . . . . . . . . . . . . . . . . . . .  29

                                      (ii)

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                                                                            ----

ARTICLE 7  -        TAXES AND OTHER CHARGES

     7.1       Payments without Deductions . . . . . . . . . . . . . . . . .  29
     7.2       Payments of Additional Amounts. . . . . . . . . . . . . . . .  30
     7.3       Increase in Interest Rates. . . . . . . . . . . . . . . . . .  30
     7.4       Remittances by Taxed Lender . . . . . . . . . . . . . . . . .  30
     7.5       Lenders to Avoid Creating Additional Liability
               for the Borrower. . . . . . . . . . . . . . . . . . . . . . .  31
     7.6       Survival of Agreements. . . . . . . . . . . . . . . . . . . .  31


ARTICLE 8  -   PAYMENTS, REPAYMENTS AND OPTIONAL PREPAYMENTS

     8.1       Repayment of Revolving Loans. . . . . . . . . . . . . . . . .  31
     8.2       Optional Prepayment of the Revolving Loans. . . . . . . . . .  31
     8.3       Imputation of Payments. . . . . . . . . . . . . . . . . . . .  32
     8.4       Payment of Losses, Expenses and Costs . . . . . . . . . . . .  32
     8.5       Currency of Payments. . . . . . . . . . . . . . . . . . . . .  32
     8.6       Payments to Agent Only. . . . . . . . . . . . . . . . . . . .  32
     8.7       Payment on Business Day and by 11:00 A.M. New York
               time. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     8.8       Payment by Agent at the respective Branches
               of Account of the Lenders . . . . . . . . . . . . . . . . . .  33
     8.9       Obligation to Pay Absolute. . . . . . . . . . . . . . . . . .  33


ARTICLE 9  -   SECURITY

     9.1       Security. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     9.2       Undertaking of the Lenders to Release the
               Pledge Agreement and the Loyal American Shares. . . . . . . .  34
     9.3       Repayment of Loans not to affect Security . . . . . . . . . .  34


ARTICLE 10  -  CONDITIONS PRECEDENT

     10.1      Prior to the First Advance. . . . . . . . . . . . . . . . . .  35
     10.2      Advances under the Available Commitments during
               the Revolving Period. . . . . . . . . . . . . . . . . . . . .  37

                                      (iii)

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ARTICLE 11  -  REPRESENTATIONS AND WARRANTIES

     11.1      Capital Stock of the Borrower . . . . . . . . . . . . . . . .  38
     11.2      Capital Stock of the Loyal American . . . . . . . . . . . . .  38
     11.3      Material Subsidiaries . . . . . . . . . . . . . . . . . . . .  39
     11.4      Ownership of Shares . . . . . . . . . . . . . . . . . . . . .  39
     11.5      Organization and Authority. . . . . . . . . . . . . . . . . .  39
     11.6      Authorization of Documents by the Borrower. . . . . . . . . .  39
     11.7      Authorization of Documents by the DLFC. . . . . . . . . . . .  40
     11.8      Compliance with Laws, etc. of Agreement . . . . . . . . . . .  40
     11.9      Business. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     11.10     Compliance with Law . . . . . . . . . . . . . . . . . . . . .  40
     11.11     Title to Property . . . . . . . . . . . . . . . . . . . . . .  40
     11.12     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  40
     11.13     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     11.14     Financial Condition of the Borrower . . . . . . . . . . . . .  41
     11.15     No Adverse Change with respect to the Borrower. . . . . . . .  41
     11.16     Financial Statements of DLFC. . . . . . . . . . . . . . . . .  41
     11.17     No Adverse Change with respect to DLFC. . . . . . . . . . . .  42
     11.18     Governmental Regulations. . . . . . . . . . . . . . . . . . .  42
     11.19     Material Agreements and Restrictions. . . . . . . . . . . . .  42
     11.20     Priority of Lien. . . . . . . . . . . . . . . . . . . . . . .  42
     11.21     Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     11.22     U.S. Federal Regulations. . . . . . . . . . . . . . . . . . .  42
     11.23     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     11.24     Accuracy and Completeness of Information. . . . . . . . . . .  43
     11.25     Survival of Representations and Warranties. . . . . . . . . .  43


ARTICLE 12  -  GENERAL COVENANTS

     12.1      Preservation of Existence, etc. . . . . . . . . . . . . . . .  44
     12.2      Obtain Authorizations . . . . . . . . . . . . . . . . . . . .  44
     12.3      Business, Compliance with Applicable Law. . . . . . . . . . .  44
     12.4      Maintenance of Properties . . . . . . . . . . . . . . . . . .  45
     12.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     12.6      Payment of Taxes and Claims . . . . . . . . . . . . . . . . .  45
     12.7      Visits and Inspections. . . . . . . . . . . . . . . . . . . .  45
     12.8      Payment of Indebtedness . . . . . . . . . . . . . . . . . . .  45
     12.9      Maintenance of Shareholders' Equity . . . . . . . . . . . . .  45

                                      (iv)

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ARTICLE 13  -  INFORMATION COVENANTS

     13.1      Quarterly Financial Statements and Information. . . . . . . .  46
     13.2      Annual Financial Statements and Information . . . . . . . . .  46
     13.3      Certificates: Other Information of the Borrower . . . . . . .  46
     13.4      Annual financial Statements of DLFC . . . . . . . . . . . . .  47
     13.5      Other Information . . . . . . . . . . . . . . . . . . . . . .  47
     13.6      Notice of Litigation and other Matters  . . . . . . . . . . .  47


ARTICLE 14  -  NEGATIVE COVENANTS

     14.1      Loans and Investments in any Person . . . . . . . . . . . . .  48
     14.2      Distributions . . . . . . . . . . . . . . . . . . . . . . . .  48
     14.3      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     14.4      Sales of Assets . . . . . . . . . . . . . . . . . . . . . . .  49
     14.5      Consolidation, Amalgamation, Merger, etc. . . . . . . . . . .  49
     14.6      Change in Business. . . . . . . . . . . . . . . . . . . . . .  49
     14.7      Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .  50
     14.8      Extraordinary Payments. . . . . . . . . . . . . . . . . . . .  50


ARTICLE 15  -  EVENTS OF DEFAULT AND REALIZATION

     15.1      Events of Default . . . . . . . . . . . . . . . . . . . . . .  51
     15.2      Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.3      Proceeds of Realization . . . . . . . . . . . . . . . . . . .  54
     15.4      Application of Payments . . . . . . . . . . . . . . . . . . .  54
     15.5      Calculation of Pro Rata Portions. . . . . . . . . . . . . . .  54
     15.6      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     15.7      Dealings with the Borrower and DLFC . . . . . . . . . . . . .  54


ARTICLE 16  -  THE AGENT

     16.1      Appointment and Authorization . . . . . . . . . . . . . . . .  54
     16.2      Interest Holders. . . . . . . . . . . . . . . . . . . . . . .  55
     16.3      Consultation with Counsel . . . . . . . . . . . . . . . . . .  55
     16.4      Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     16.5      Other Transactions with DLFC, the Borrower and
               their respective Subsidiaries and Affiliates. . . . . . . . .  55
     16.6      Responsibility of the Agent . . . . . . . . . . . . . . . . .  55
     16.7      Action by Agent . . . . . . . . . . . . . . . . . . . . . . .  55

                                       (v)

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     16.8      Notices of Events of Default. . . . . . . . . . . . . . . . .  56
     16.9      Responsibility Disclaimed . . . . . . . . . . . . . . . . . .  56
     16.10     Indemnification . . . . . . . . . . . . . . . . . . . . . . .  57
     16.11     Credit Decision . . . . . . . . . . . . . . . . . . . . . . .  57
     16.12     Successor Agent . . . . . . . . . . . . . . . . . . . . . . .  57
     16.13     Agent to Deliver Copies . . . . . . . . . . . . . . . . . . .  57


ARTICLE 17  -  JUDGMENT CURRENCY

     17.1      Judgment Currency . . . . . . . . . . . . . . . . . . . . . .  58


ARTICLE 18  -  MISCELLANEOUS

     18.1      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     18.2      Amendments and Waivers. . . . . . . . . . . . . . . . . . . .  59
     18.3      Calculations and Determinations to be Conclusive
               and Binding . . . . . . . . . . . . . . . . . . . . . . . . .  60
     18.4      Compensation and Set-Off. . . . . . . . . . . . . . . . . . .  60
     18.5      Recovery for Lenders. . . . . . . . . . . . . . . . . . . . .  60
     18.6      No Deemed Payment . . . . . . . . . . . . . . . . . . . . . .  61
     18.7      Assignments by the Borrower . . . . . . . . . . . . . . . . .  61
     18.8      Payment of Expenses and Taxes . . . . . . . . . . . . . . . .  61
     18.9      Assignments by Lenders; Participations:
               Purchasing Lenders. . . . . . . . . . . . . . . . . . . . . .  62
     18.10     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  64
     18.11     Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  64
     18.12     Severability. . . . . . . . . . . . . . . . . . . . . . . . .  65
     18.13     No Novation, etc. . . . . . . . . . . . . . . . . . . . . . .  65
     18.14     Replacement of Commitment Letter. . . . . . . . . . . . . . .  65
     18.15     Lenders to Exercise Rights through Agent. . . . . . . . . . .  65
     18.16     Submission To Jurisdiction; Waivers . . . . . . . . . . . . .  65
     18.17     Waivers of Jury Trial . . . . . . . . . . . . . . . . . . . .  66


ARTICLE 19  -  FORMAL DATE

     19.1      Formal Date . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                      (vi)

                                                                            Page
                                                                            ----
SCHEDULES

Lenders and Amount of Commitments. . . . . . . . . . . . . . . . . . .       "A"
Assignment and Acceptance Agreement. . . . . . . . . . . . . . . . . .       "B"
Draw Down Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .       "C"
Rollover Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .       "D"
Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .       "E"
Support Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .       "F"
DLFC Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .       "G"
Opinion of Borrower's Counsel. . . . . . . . . . . . . . . . . . . . .       "H"
Opinion of Borrower's New York Counsel . . . . . . . . . . . . . . . .       "I"
Opinion of DLFC's Counsel. . . . . . . . . . . . . . . . . . . . . . .       "J"
Opinion of Prairie's Counsel . . . . . . . . . . . . . . . . . . . . .       "K"
Opinion of DLFC's New York Counsel . . . . . . . . . . . . . . . . . .       "L"
Material Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .       "M"
Stockholders of the Borrower . . . . . . . . . . . . . . . . . . . . .       "N"
Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       "O"

                                      (vii)

CREDIT AGREEMENT entered into at New York, New York as of April 25, 1994.


AMONG: LAURENTIAN CAPITAL CORPORATION, a corporation incorporated under the Laws of the State of Delaware, as Borrower


AND:      THE SEVERAL LENDERS SET FORTH IN SCHEDULE "A" HERETO


AND:      NATIONAL BANK OF CANADA, New York Branch, as Agent for the Lenders


WITNESSETH:


WHEREAS the Borrower wishes to borrow certain monies from the Lenders and the Lenders are prepared to lend such monies to the Borrower on the terms and conditions herein contained;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency and receipt whereof are hereby acknowledged, the parties hereto have agreed as follows:


                                    ARTICLE 1

                                 INTERPRETATION

1.1       DEFINITIONS.   The following words and expressions, wherever used in
this Agreement, unless there be something in the subject or the context inconsistent therewith, shall have the following meanings:

          1.1.1 "Advance" means any advance by any Lender under the Commitments;

          1.1.2 "Affected Lender" means any Lender, which shall have issued a notice to the Agent pursuant to Section 6.1 and shall include any Taxed Lender;

          1.1.3 "Affiliate" means any Person which, directly or indirectly is in control of, is controlled by, or is under common control with any
specified Person.   For purposes of this definition, a Person shall be deemed to be "controlled by" a specified Person if such specified Person possesses, directly or indirectly, power either to (Y) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (Z) direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

          1.1.4     "Agency Fee" has the meaning ascribed to it in Section 5.17;

          1.1.5 "Agent" means National Bank of Canada, New York Branch, and includes any successor or permitted assign thereof, in its capacity as Agent for the Lenders, for the purposes of this Agreement and the Security Documents;

          1.1.6 "Agent's Office" means the office of the Agent located at National Canada Finance Corporation, 401 East Pratt Street, Suite 631, Baltimore Maryland 21202, or such other office or branch of the Agent as the Agent may specify from time to time in accordance with the provisions of Section 18.1;

          1.1.7     "Approvals" has the meaning ascribed to it in Section 11.21;

          1.1.8 "Assignee" shall have the meaning ascribed to it in subsection 18.9.1;

          1.1.9 "Assignment and Acceptance Agreement" means any assignment and acceptance agreement in the form attached hereto as Schedule "B" that may be entered into in connection with the exercise by any Lender of rights under subsection 18.9.1;

          1.1.10 "Available Commitment", with respect to any Lender, means, as at any time, as determined by the Agent, the difference between the Commitment, as at any such time, and the Revolving Loan of such Lender and "Available Commitments" means the aggregate of the Available Commitments of all the Lenders;

          1.1.11 "Banking Day" means any Business Day which is also a day that is not a legal holiday or a day on which banking institutions are authorized by Law or by local proclamation to close in London, England;

          1.1.12 "Board" means the Board of Governors of the Federal Reserve System of the United States of America (or any successor);

          1.1.13 "Borrower" means Laurentian Capital Corporation, a corporation incorporated under the Laws of the State of Delaware, and includes any successor or permitted assign thereof;

          1.1.14 "Borrower's Account" means, any of the Dollar accounts established on behalf of the Borrower by the Agent at the Agent's Office for the purposes set out in Articles 4 and 8;

          1.1.15 "Business Day" means any day, excluding Saturday, Sunday and any other day which is a legal holiday or a day on which banking institutions are authorized by Law or by local proclamation to close in New York City;

          1.1.16 "Canadian Special Counsel" means Messrs. Martineau Walker or such other legal counsel which the Agent, at any time and from time to time, may appoint to advise it and the Lenders and act on their respective behalves in connection with the federal Laws of Canada and the Laws of the Province of Quebec;

          1.1.17 "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation);

          1.1.18 "Certificate of Officers" means the certificate referred to in subsection 10.1.4;

          1.1.19 "Code" means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time;

          1.1.20 "Collateralized Investment Program" means an investment program with one or more FHLBs where qualified investments are pledged as collateral for borrowings from such FHLB(s) for matched arbitrage investment purchases and short-term liquidity needs;

          1.1.21 "Commitment" with respect to any Lender, means, as at any time, the difference between the Commitment of such Lender as initially established under Section 2.1 and the aggregate of all reductions of the amount thereof (up to and including any date such Commitment is being calculated pursuant to or for the purposes of this Agreement) which result from the application of the provisions of Sections 2.2 and 2.3 and "Commitments" means the aggregate of the Commitments of all the Lenders;

          1.1.22 "Commitment Fee" means the fee payable in accordance with the provisions of Section 5.15;

          1.1.23 "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA;

          1.1.24 "Conversion Date" means, as the case may be, the date as of which, any basis of calculating interest on the whole or any part of the Revolving Loans is converted into another or is rolled over on the same basis in accordance with the provisions of this Agreement;

          1.1.25 "Cumulative Net Profits" means, for the period commencing as of and from January 1, 1993 up to and including the day preceding any day the "Cumulative Net Profits" are required to be computed for the purposes hereof, an amount, calculated on the continual and cumulative financial results of the Borrower, equal to the consolidated cumulative net operating after tax profit or loss, as the case may be, of the Borrower, calculated without taking into consideration any extraordinary gains or losses incurred during any such period;

          1.1.26 "Default" means any of the events specified in Section 15.1, the occurrence or failure to occur of which constitutes, or with the passage of time or the giving of notice or both, would constitute an Event of Default;

          1.1.27    "Distribution" has the meaning ascribed to it in Section
14.2;

          1.1.28 "DLFC" means Desjardins Laurentian Financial Corporation, a company incorporated under the Laws of the Province of Quebec, Canada and includes any successor or permitted assign thereof;

          1.1.29 "DLFC Agreement" means the agreement referred to in subsection 9.1.4, as same may be amended, supplemented or restated at any time and from time to time;

          1.1.30 "Dollars" or "$" means the lawful currency of the United States of America;

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                                       -4-



          1.1.31 "Draw Down Notice" means any notice issued to the Agent by the Borrower under the provisions of Section 4.1;

          1.1.32 "Eligible Reinsurers" has the meaning ascribed to it in subsection 15.1.7;

          1.1.33 "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time;

          1.1.34 "Eurodollar Base Rate" with respect to a Selected Amount of the Revolving Loan of any Lender, means the annual rate of interest, rounded upwards, if necessary, to the nearest whole multiple of 1/16%, at which the Agent, in accordance with its normal practice, would be prepared to offer to leading banks in the London Interbank Market for delivery on each of the relevant Rollover Dates and for a period equal to each of the relevant Selected Maturities based on the number of days comprised therein, deposits in Dollars of comparable amounts to such Selected Amount, to be outstanding during such Selected Maturity, at or about 11:00 A.M., London time, two Banking Days prior to a drawdown date for an Advance or, as the case may be, prior to the relevant Rollover Date and, thereafter, in each case, to the extent applicable, two Banking Days prior to the next following Rollover Date;

          1.1.35 "Eurodollar Deposit" with respect to any lender, means the deposit in Dollars that the Agent would be ready to offer as provided in subsection 1.1.34;

          1.1.36 "Eurodollar Loan" with respect to any Lender, means, as at any time, that portion of the Revolving Loan of such Lender with respect to which the Borrower has elected to pay interest on a Eurodollar Rate Basis and "Eurodollar Loans" means the aggregate of the Eurodollar Loans of all the Lenders;

          1.1.37 "Eurodollar Rate" means, with respect to a Selected Amount of the Revolving Loan of any Lender, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16%) determined by the Agent to be equal to (Y) the Eurodollar Base Rate for such Selected Amount for the Selected Maturity for such Loan divided by (Z) 1 minus the Reserve Requirement, if any, for such Selected Amount of the Loan for such Selected Maturity;

          1.1.38 "Eurodollar Rate Basis" means the calculation of interest on the Revolving Loans, or any portion of any one thereof, as provided in Sections 5.1, 5.3 and 5.4;

          1.1.39    "Event of Default" shall have the meaning ascribed to it in
Section 15.1;

          1.1.40 "Existing Credit Agreement" means that certain $55,000,000 Revolving Underwriting Facility Agreement entered into on April 25, 1989 among the Borrower and Swiss Bank Corporation, London Branch as Tender Panel Agent and Facility Agent, Swiss Bank Corporation, Basle as Issuing and Paying Agent, Swiss Bank Corporation, National Westminster Bank PLC, Canada Imperial Bank of Commerce, Banque Indosuez and National Bank of Canada as lenders;

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                                       -5-



          1.1.41 "FHLB" means any of the regional Federal Home Loan Banks, located in the United States of America and includes any successor thereof;

          1.1.42 "Financing Lease Obligations" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied;

          1.1.43 "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time;

          1.1.44 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

          1.1.45 "Guarantee Obligation" means with respect to any Person (the "guaranteeing person"), any obligation (without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case, guaranteeing or in effect guaranteeing any Indebtedness or other similar obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (l) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith;

          1.1.46 "Indebtedness" with respect to any Person, at a particular date, means the sum (without duplication) at such date of (i) indebtedness of such Person for borrowed money or obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding pension benefits or trade accounts payable and accrued expenses arising in the ordinary

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                                       -6-



course of business in accordance with customary trade terms), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (to the extent of such Person's ownership of such property), whether or not the obligations secured thereby have been assumed by such Person, (iv) all Guarantee Obligations of such Person, (v) all Financing Lease Obligations of such Person,
(vi) any obligations of such Person in respect of banker's acceptances discounted with recourse and (vii) obligations in respect of any letters of credit supporting any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof;

          1.1.47 "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA;

          1.1.48    "Insolvent" means pertaining to a condition of Insolvency;

          1.1.49 "Interest Payment Date" means, while any amounts are outstanding under any:

                    1.1.49.1 Prime Rate Loan, the 26th day of each and every month of each year with respect to amounts of interest accrued on such Revolving Loan as of the 25th day of each such month; and

                    1.1.49.2 Eurodollar Loan, each day on which interest is payable on any Selected Amount forming part of such Eurodollar Loan in accordance with the provisions of subsection 5.3.2; and

                    1.1.49.3 Loan, the last day of the Revolving Period or, if applicable, of the Term Period;

          1.1.50    "Investment" has the meaning ascribed to it in Section 14.1;

          1.1.51 "Investment Grade" shall mean A-1 or higher by S&P or P-1 or higher by Moody's or the equivalent of such rating by S&P or Moody's or by any other Rating Agency selected as provided herein for commercial paper with maturities of not more than 90 days; and fixed maturities instruments rated BBB or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by S&P or Moody's or by any other Rating Agency selected as provided herein;

          1.1.52 "Law" means all applicable provisions of statutes, ordinances, decrees, orders in council, rules, regulations, treaties and all applicable determinations, rulings, orders and decrees of Governmental Authorities and arbitrators;

          1.1.53 "Lender" means any Person who may at any time and from time to time be set forth in Schedule "A" hereof as a Lender hereunder and shall include any successor or permitted assign of any such Person and "Lenders" is the collective reference to all such Persons;

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                                       -7-



          1.1.54 "Lien" means any interest in property or the income or profits therefrom securing an obligation owed to, or a claim by, a Person other than the owner (which for the purposes hereof shall include a possessor under a title retention agreement and a lessee under a lease hereinbelow described) of such property, whether such interest is based on common law, civil law, statute or contract, and including, but not limited to, any security interest, hypothec, mortgage, pledge, lien, claim, charge, cession, transfer, assignment, encumbrance, title retention agreement, lessor's interest under a lease which would be capitalized on a balance sheet of the owner of such property or analogous instrument in, of or on any property or the income or profits therefrom of a Person;

          1.1.55    "Liquid Investments" means:

                    1.1.55.1 certificates of deposit maturing within 90 days of the acquisition thereof denominated in Dollars and issued by (x) a Lender or
(y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated AA or higher by S&P or Aa-2 or higher by Moody's;

                    1.1.55.2 obligations issued or guaranteed by the United States of America, with maturities of not more than 90 days after the date of issue; and

                    1.1.55.3 commercial paper with maturities of not more than 90 days and a published rating of not less than A-1 from S&P or P-1 from Moody's;

          1.1.56 "Loan" with respect to any Lender, means, as at any time, the sum of the Revolving Loan of such Lender, plus any other amounts in principal, interest, fees (including, without limitation, the Stand-By Fee, the Commitment Fee and the Agency Fee) and accessories and interest on arrears of interest, fees and accessories, in each case, due and payable to such Lender hereunder by the Borrower including, without limitation, any such amounts with respect to which the Borrower is liable as a consequence of any indemnity herein contained, and "Loans" means the aggregate of the Loans of all the Lenders;

          1.1.57 "Loan Documents" is the collective reference to this Agreement and the Security Documents;

          1.1.58    "Loan Ledger" has the meaning ascribed to it in Section 4.7;

          1.1.59    "Local Taxes" has the meaning ascribed to it in Section 7.1;

          1.1.60 "Loyal American" means Loyal American Life Insurance Company, a corporation incorporated under the Laws of the State of Alabama and includes any successor or permitted assign thereof;

          1.1.61 "Loyal American Shares" is the collective reference to the 1,000 shares of the Capital Stock of Loyal American registered in the name of the Borrower and represented by a share certificate bearing number A35599;

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                                       -8-



          1.1.62 "Majority Lenders" means, as at any time, Lenders to which no less than 66 2/3% of the Loans are owing or, if no Loans are then outstanding, Lenders having no less than 66 2/3% of the Commitments;

          1.1.63 "Market Value" means the market value determined by the FHLB for the collateral pledged under the Collateralized Investment Program;

          1.1.64    "Material Adverse Effect" means a material adverse effect on
(w) the business, operations, assets, liabilities, financial position, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, (x) the ability of DLFC or the Borrower to perform their respective obligations under any Loan Document to which it may be a party, (y) the validity or enforceability of any Loan Document or (z) the rights and remedies of the Agent and/or the Lenders under any Loan Document;

          1.1.65 "Material Subsidiary" means, as at any date, (y) Loyal American and (z) any Subsidiary of the Borrower whose total assets, after excluding intercompany accounts, are in excess of 2.5% of the total assets of the Borrower and its Subsidiaries, with any determination being made as at the end of the most recently completed fiscal quarter for which consolidated financial statements have been prepared, except to the extent that on such date the chief financial officer of the Borrower has actual reason to know to the contrary;

          1.1.66 "Moody's" means Moody's Investors Service, Inc. and any successor thereof;

          1.1.67 "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

          1.1.68 "New MBS" means any mortgage backed security, or debt or equity instrument which is rated by one or both of Moody's and S&P as Investment Grade, which may be purchased by the Borrower as contemplated in clause (y) of subsection 14.7.8;

          1.1.69    "Original Currency" has the meaning ascribed to it in
Section 17.1;

          1.1.70 "Participants" has the meaning ascribed to it in subsection 18.9.5;

          1.1.71 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA;

          1.1.72 "Permitted Encumbrances" means, as of any particular time, any one or more of the following:

               1.1.72.1 Liens in favor of the Agent pursuant to the Pledge Agreement;

               1.1.72.2 Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue or if such obligations are being contested, such contestation is permitted under the provisions of Section 11.13;

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                                       -9-



               1.1.72.3 deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               1.1.72.4 encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto and other minor liens or encumbrances none of which in the opinion of the Majority Lenders interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect;

               1.1.72.5 Liens securing Indebtedness permitted under the provisions of subsections 14.7.6 and 14.7.9 PROVIDED, HOWEVER, that such Liens constitute Purchase Money Liens;

               1.1.72.6   Liens contemplated in subsection 14.7.8;

          1.1.73 "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, Governmental Authority or other entity of whatever nature;

          1.1.74 "Plan" means at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA;

          1.1.75 "Pledge Agreement" means the pledge agreement referred to in subsection 9.1.1, as same may be amended, supplemented or restated at any time and from time to time;

          1.1.76 "Prime Rate" means, the rate of interest, expressed as an annual rate, quoted or announced from time to time by the Agent, on any day in New York City, as being its reference rate of interest then in effect for determining interest rates on commercial loans made in the United States of America in Dollars by the Agent;

          1.1.77 "Prime Rate Basis" means the calculation of interest on the Revolving Loans or any portion of any one thereof as provided in Sections 5.2 and 5.3;

          1.1.78 "Prime Rate Loan" with respect to any Lender, means, as at any time, that portion of the Revolving Loan of such Lender with respect to which the Borrower, under the terms of this Agreement, is required to pay interest on a Prime Rate Basis and "Prime Rate Loans" means the aggregate of the Prime Rate Loans of all the Lenders;

          1.1.79    "Pro Rata Share" means, with respect to any Lender:

               1.1.79.1 in the case of any one of Sections 15.5 and 16.10, the ratio of the Loan of such Lender to the Loans; and

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                                      -10-



               1.1.79.2 in all other cases, the ratio of the Commitment of such Lender to the Commitments of the Lenders;

          1.1.80 "Public or Private Placement" has the meaning ascribed to it in Section 5.16;

          1.1.81 "Purchase Money Lien" means any Lien on any fixed assets purchased or leased (under a lease which would be capitalized on the balance sheet of the owner of the property which is the object of such lease) by the Borrower or any of its Subsidiaries which is confined exclusively to the property so purchased or leased (and whether given to the vendor, the lessor or to a lender) and which was existing at the time of purchase or lease or which is created or assumed or arises within 90 days after the date of purchase or lease and includes any Lien extending, renewing or refunding any such original Lien on any such fixed assets, PROVIDED, that the Indebtedness outstanding on the date of such extension, renewal or refunding on the fixed assets securing the Indebtedness extended, renewed or refunded is not increased upon such extension, renewal or refunding. For the purposes hereof, "fixed assets" means, such assets as are treated as fixed assets in accordance with GAAP;

          1.1.82 "Rating Agency" means, S&P and Moody's, or if S&P or Moody's or both shall not make a rating on any debt or equity instrument contemplated in this Agreement which is publicly available, a nationally recognized securities rating agency or agencies, as the case may be, in the United States of America, selected by the Agent which shall be substituted for S&P or Moody's or both, as the case may be;

          1.1.83    "Register" has the meaning ascribed to it in subsection
18.9.3;

          1.1.84 "Regulation D" means Regulation D of the Board, as the same may be amended or supplemented from time to time;

          1.1.85 "Regulatory Change" means, with respect to any Lender, any change on or after the date of this Agreement in any United States federal or state or in any foreign, Laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, Laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof;

          1.1.86 "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA;

          1.1.87 "Replacement Lender" means a lending institution designated by the Borrower pursuant to Section 6.4;

          1.1.88    "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. SECTION 2615;

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                                      -11-



          1.1.89 "Requirement of Law" with respect to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person and any Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject;

          1.1.90 "Reserve Requirement" means, with respect to a Selected Amount of the Revolving Loan of any Lender, for any Selected Maturity therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Selected Maturity under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (y) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Base Rate" or (z) any category of extensions of credit or other assets which include Eurodollar Loans;

          1.1.91 "Responsible Officers" means the chief financial officer and any one among the president, any vice-president, the treasurer or any other senior executive officer of the Borrower;

          1.1.92 "Revolving Loan" with respect to any Lender, means, as at any time, the aggregate of the outstanding amount of monies advanced by:

               1.1.92.1   such Lender under its Commitment;  and

               1.1.92.2 another Lender or Lenders under their respective Commitments and subsequently assigned to such Lender as herein contemplated; and

"Revolving Loans" means the aggregate of the Revolving Loans of all the Lenders;

          1.1.93 "Revolving Period" means the period commencing as of and from the date hereof and terminating at the earlier of:

               1.1.93.1   3:00 P.M., New York time, April 25, 1999;

               1.1.93.2   the date of the termination of the Support Agreement;
and

               1.1.93.3 the date the Commitments are terminated and cancelled under the provisions of either one of Sections 2.3 and 15.2, as the case may be;

          1.1.94 "Rollover Date" means, with respect to any one of the Eurodollar Loans, as the case may be, the Conversion Date with respect to such Eurodollar Loans, the date of any Advance or the first day of any Selected Maturity of such Eurodollar Loans;

          1.1.95 "Rollover Notice" means any notice issued to the Agent by the Borrower under the provisions of Section 5.4;

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                                      -12-



          1.1.96 "S&P" means Standard & Poor's Corporation and includes any successor thereof;

          1.1.97    "Scheduled Commitment Reduction Date" means any one among
(y) the first Business Days of any one of November 1997, May 1998 and November 1998 and (z) the last day of the Revolving Period, unless the Revolving Period has terminated as a consequence of the termination of the Support Agreement, in which case, it shall be the last day of the Term Period;

          1.1.98 "Scheduled Reduction of the Commitments" means the amount by which the Commitments are reduced on any Scheduled Commitment Reduction Date under the terms of Sections 2.2 and 2.3, subject to any reduction of such amount resulting from the provisions of subsection 2.4.3;

          1.1.99 "SEC" means the Securities and Exchange Commission of the United States of America;

          1.1.100 "Second Currency" has the meaning ascribed to it in Section 17.1;

          1.1.101 "Security Documents" is the collective reference to the Pledge Agreement, the Loyal American Shares, the Support Agreement and the DLFC Agreement;

          1.1.102 "Selected Amount" means, with respect to any Eurodollar Loan of any Lender, the whole or any portion of any Advance of such Lender or any portion of the Revolving Loan of such Lender as to which the Borrower, under the provisions of either one of Sections 4.1 and 5.4, has requested that interest payable thereon be calculated in accordance with the provisions of Sections 5.1,
5.3 and 5.4;

          1.1.103 "Selected Maturity" means, with respect to any of the Eurodollar Loans, a period commencing as of and from a particular Rollover Date and terminating 30, 60 or 90 days thereafter, as elected by the Borrower under the relevant provisions of Sections 4.1 and 5.4 PROVIDED, HOWEVER, with regard to the calculation of the commencement and the termination of any period under this paragraph:

               1.1.103.1 if any Selected Maturity would otherwise end on a day that is not a Business Day, such Selected Maturity shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Selected Maturity into another calendar month in which event such Selected Maturity shall end on the immediately preceding Business Day;

               1.1.103.2 any Selected Maturity that would otherwise extend beyond the Revolving Period shall end on the last day of the Revolving Period, unless the Revolving Period has terminated as a consequence of the termination of the Support Agreement, in which case, the said Selected Maturity shall end on the last day of the Term Period; and

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                                      -13-



               1.1.103.3 any Selected Maturity that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Selected Maturity) shall end on the last Business Day of a calendar month;

          1.1.104 "Shareholders' Equity" means, as at any time, calculated on a consolidated basis, the sum for the Borrower of all issued and fully paid Capital Stock at par or stated value, paid in capital surplus, contributed capital and retained earnings, but exclusive of any write-up of the value of any asset if made on the books of the Borrower;

          1.1.105 "Significant Subsidiary" means any Subsidiary of the Borrower which would qualify as a "Significant Subsidiary" for the purposes of reporting by the Borrower under any form 8-K prepared pursuant to Section 13 or 15(d) of the 1934 Act;

          1.1.106 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan;

          1.1.107 "Special Counsel" means Messrs. White & Case and Messrs. Martineau Walker or such other legal counsel which the Agent, at any time and from time to time, may appoint to advise it and the Lenders and act on their respective behalves in connection with the transactions contemplated herein;

          1.1.108 "Stand-By Fee" means the fee payable in accordance with the provisions of Sections 5.11, 5.12 and 5.13;

          1.1.109 "Subsidiary" as to any Person, means a corporation of which the Voting Shares are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person;

          1.1.110 "Substitute Basis" means the substitute basis for the continuation of the Eurodollar Loans referred to in subsection 6.2.2;

          1.1.111 "Support Agreement" means the support agreement referred to in subsection 9.1.3, as same may be amended, supplemented or restated at any time and from time to time;

          1.1.112   "Taxed Lender" has the meaning ascribed to it in Section
7.1;

          1.1.113   "Taxes" has the meaning ascribed to it in Section 7.1;

          1.1.114 "Term Period" means the period commencing as of and from the day following the termination of the Revolving Period and terminating at the earlier of:

               1.1.114.1   3:00 P.M. New York time, April 25, 1999; and

               1.1.114.2 the date the Commitments are terminated and cancelled under the provisions of either one of Sections 2.3 and 15.2.

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                                      -14-



It is expressly acknowledged that the Term Period shall only commence if the Revolving Period terminates as a consequence of the termination of the Support Agreement;

          1.1.115 "this Agreement", "this Credit Agreement", "these presents", "herein", "hereby", "hereunder", "hereof", "hereto" and similar expressions refer collectively to this Credit Agreement and the accompanying schedules, as same may be amended, supplemented or restated at any time and from time to time;

          1.1.116 "Transferee" has the meaning ascribed to it in subsection 18.9.6;

          1.1.117 "Voting Shares" means Capital Stock of any class of any body corporate having the right to elect at least a majority of the board of directors of such body corporate, and includes, for the purposes of this definition, Capital Stock which, by contract or by virtue of the incorporating documents and all amendments thereto of such body corporate, only carry the right to vote conditionally on the happening of any event, and no Capital Stock shall be deemed to cease to be voting shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

          1.1.118 "1934 Act" means the Securities Exchange Act of 1934 of the United States of America, as amended from time to time.


1.2       SINGULAR, PLURALS AND DOLLARS.   Unless there be something in the
subject or the context inconsistent therewith, words importing the singular only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender, and vice versa and all references to dollars shall mean Dollars.

1.3       DIVISION INTO ARTICLES.    The division of this Agreement into
Articles, Sections, subsections and paragraphs and the insertion of titles are only for reference and do not affect the meaning or the interpretation of the present Agreement.

1.4       ACCOUNTING PRINCIPLES.   Unless otherwise expressly provided herein or
the Majority Lenders expressly consent thereto, all calculations required to be made under the terms hereof and all financial statements, balance sheets and related statements shall be prepared on a consolidated basis and in the case of the Borrower, in accordance with GAAP.

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                                      -15-



                                    ARTICLE 2

                   COMMITMENTS, REDUCTIONS TO AND TERMINATIONS

             OF COMMITMENTS AND REVOLVING NATURE OF THE COMMITMENTS

                           DURING THE REVOLVING PERIOD

2.1       COMMITMENTS.   Each Lender, severally and neither jointly nor jointly
and severally, agrees, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower an amount of up to but not exceeding, in the aggregate, the amount set forth opposite its name as shown in Schedule "A" hereof as the Commitment of each such Lender.

2.2       SCHEDULED REDUCTIONS OF THE COMMITMENTS DURING THE REVOLVING PERIOD
AND THE TERM PERIOD.   The Borrower does hereby expressly acknowledge and agree
that during the Revolving Period and, if applicable, during the Term Period, the Commitments shall be reduced successively on the first Business Day of November 1997, May 1998 and November 1998 by an amount equal, in each case, to $4,583,333.

2.3       OTHER REDUCTIONS OF THE COMMITMENTS.   The Borrower does hereby
expressly acknowledge and agree that in addition to the reductions of the Commitments contemplated in Section 2.2:

          2.3.1. on the first day of the Term Period, the Commitments shall be reduced to an amount equal to the Revolving Loans outstanding on the last day of the Revolving Period;

          2.3.2 on the last day of the Revolving Period, the Commitment of each Lender shall be terminated in its entirety, unless, the Revolving Period has terminated as a consequence of the termination of the Support Agreement, in which case, the Commitment of each Lender shall be terminated in its entirety on the last day of the Term Period;

          2.3.3 during the Revolving Period and, if applicable, during the Term Period, the Borrower shall have the right, effective on the fifth Business Day following the receipt by the Agent of a written notice from the Borrower to that effect, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; PROVIDED, HOWEVER, that no such termination or reduction shall be permitted (y) if the Stand-By Fee on the amount of the Commitments proposed to be so terminated or reduced, accrued to the effective date of such requested termination or reduction is not paid by such effective date or (z) if, after giving effect to such termination or reduction and to any repayment of the Revolving Loans made on the effective date of such requested termination or reduction, the Revolving Loans which may be outstanding on the aforesaid effective date would exceed the aggregate amount of the Commitments as so proposed to be reduced. Any partial reduction of the Commitments shall be effected in minimum amounts of $5,000,000 and in whole multiples of $1,000,000. Any notice of a reduction of the Commitments delivered to the Agent under the terms of this subsection 2.3.3, may not subsequently be revoked or withdrawn and shall oblige the Borrower to reduce the Commitments by the amount and on the date specified in such notice;

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                                      -16-



          2.3.4 as of and from the date any optional prepayment is made during the Term Period under Section 8.2, the Commitments shall be reduced successively by an amount equal to the principal amount of such optional prepayment; and

          2.3.5 where under the provisions of Article 6, the Borrower is required to repay any affected Prime Rate Loan or Eurodollar Loan of any Lender, the Commitment of such Lender, on the date of any such required repayment, shall be reduced by an amount equal to the amount of any such required repayment.

2.4       IMPUTATION OF REDUCTIONS OF THE COMMITMENTS.   Any reduction of the
Commitments:

          2.4.1 contemplated in any one of Section 2.2 and subsections 2.3.1, 2.3.3 and 2.3.4 shall be imputed to the Commitment of each Lender on the basis of its Pro Rata Share of any such reductions;

          2.4.2 contemplated in any one of subsections 2.3.1 and 2.3.5 shall be imputed to the reductions of the Commitments contemplated in Section 2.2 and subsection 2.3.2 in the inverse order of the respective effective dates thereof; and

          2.4.3 contemplated in subsections 2.3.3 and 2.3.4 which is a partial reduction of the Commitments, shall be imputed in order to effect a proportional reduction to the Scheduled Reductions of the Commitments such that following any such partial reduction, each Scheduled Reduction of the Commitments shall be equal to the product resulting from the multiplication of an amount equal to such Scheduled Reduction of the Commitments as originally established under Section 2.2 or subsection 2.3.2, as the case may be, by a fraction, the numerator of which shall be equal to the amount of the Commitments as so reduced and the denominator of which shall be equal to $45,000,000.

2.5       NO SUBSEQUENT INCREASES TO COMMITMENTS.   Where under the terms of
Sections 2.2 and 2.3 the Commitment of any Lender has been terminated or reduced, same may not subsequently be increased, any such termination or reduction being permanent.

2.6       REVOLVING NATURE OF THE COMMITMENTS DURING THE REVOLVING
PERIOD.   Subject to and upon compliance with all of the relevant terms and conditions of this Agreement, at any time and from time to time during the Revolving Period, any optional prepayment of the whole or any part of the Revolving Loans made by the Borrower as provided in Section 8.2 may be reborrowed under and to the extent that there are any Available Commitments. Save as expressly provided for in this Section 2.6, no other amount paid, repaid or prepaid under the terms of this Agreement may be reborrowed.

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                                      -17-



                                    ARTICLE 3

                                     PURPOSE

3.1       PURPOSE OF ADVANCES.   All Advances by the Lenders to the Borrower
hereunder shall be used by the Borrower exclusively for the following purposes:

          3.1.1 the first Advance shall be used entirely for the purpose of refinancing up to $45,000,000 of the Indebtedness of the Borrower, in principal, interest and fees under the Existing Credit Agreement; and

          3.1.2 all subsequent Advances shall be used for the purpose of financing the working capital requirements of the Borrower.


                                    ARTICLE 4

                       ADVANCES AND OPERATION OF ACCOUNTS

4.1       DRAW DOWN NOTICES.   Subject to and upon compliance with all of the
relevant terms and conditions of this Agreement, at any time and from time to time during the Revolving Period, upon delivery to the Agent at or before 11:00 A.M., New York time, on any Business Day of a notice substantially in the form attached hereto as Schedule "C", the Borrower shall have the right to draw down the whole or any part of the Available Commitments. Any such notice shall be delivered to the Agent at least three Banking Days prior to any Advance. Any Draw Down Notice, once delivered to the Agent, may not subsequently be revoked or withdrawn by the Borrower. For all purposes of this Agreement, any Draw Down Notice delivered to the Agent after 11:00 A.M., New York time, on any Business Day, shall be deemed to have been so delivered on the next following Business Day. Notwithstanding the foregoing, with respect to the first Advance, the Draw Down Notice may be delivered to the Agent as hereinabove contemplated at or before 11:00 A.M., New York time, on the Business Day that such first Advance is requested to be made. Furthermore, interest on such first Advance shall be calculated and payable on a Prime Rate Basis, PROVIDED, HOWEVER, that upon such Advance being made, the Agent shall be deemed irrevocably to have been requested by the Borrower to convert the totality of the Prime Rate Loans so advanced into Eurodollar Loans on the third Banking Day following such Advance and to determine the Eurodollar Rate applicable thereto on the basis of a Selected Maturity of 30 days.

4.2       MINIMUM DRAWS.   During the Revolving Period, the Borrower may draw
down from time to time the whole or any part of the Available Commitments as provided in Section 4.1:

          4.2.1     in Dollars only; and

          4.2.2 in minimum draws equal to the lesser of (y) the aggregate amount of the Available Commitments and (z) $5,000,000 and in whole multiples of $1,000,000, PROVIDED, HOWEVER, that the first draw shall be for an amount of not less than the amount of the Commitments.

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                                      -18-



4.3       FORWARDING OF DRAW DOWN NOTICES.   Upon receipt of any Draw Down
Notice, the Agent shall deliver a copy thereof to each of the Lenders by 3:00 P.M., New York time, of the day it shall have received same PROVIDED the Borrower shall have delivered such Draw Down Notice to the Agent by 11:00 A.M., New York time, of such day. Concurrently with the delivery of such copy of the Draw Down Notice, the Agent shall deliver a notice to each Lender notifying it
(y) of its Pro Rata Share of the requested Advance, rounded up to the nearest $100, and (z) of the Selected Amount or the Selected Amounts for such Lender, rounded up to the nearest $100,000, with respect to each of the Selected Maturities selected by the Borrower under the terms of the said Draw Down Notice, except that, if the principal amount of such Selected Amount or Selected Amounts would not be $100,000 or a whole multiple thereof, such principal amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of $100,000. Notwithstanding the foregoing, with respect to the first Advance, the Agent shall perform the foregoing functions as expeditiously as possible upon receipt of the relevant Draw Down Notice, and may, if it has prior knowledge, perform the foregoing functions prior to and in anticipation of the receipt of the said Draw Down Notice.

4.4       LENDERS TO MAKE FUNDS AVAILABLE.   Subject to the conditions set forth
in Article 10, by no later than 12:00 noon, New York time, on the date of the requested Advance specified in the copy of the Draw Down Notice delivered to each of the Lenders under the provisions of Section 4.3, each Lender shall make available to the Agent, in same-day funds, an amount equal to the Pro Rata Share of such Lender of the Advance to be made on the date requested as specified in any Draw Down Notice or Notices.

4.5       DISBURSEMENT OF DRAW DOWN NOTICE FUNDS.   On the date of any requested
Advance specified in a Draw Down Notice, subject to the conditions set forth in
Article 10, the Agent shall disburse the funds it shall have received under the terms of Section 4.4 by crediting such funds to the Borrower's Account. It is expressly acknowledged and agreed that where prior to crediting such funds to the Borrower's Account, the Agent receives from the Borrower, in form and substance satisfactory to the Agent, an unconditional and irrevocable direction of payment instructing the Agent as to how to dispose of such funds, or alternatively, a particular Draw Down Notice provides such a direction of payment, the Agent shall comply with such direction of payment and for all purposes of this Agreement, such funds, irrevocably and conclusively, shall be deemed to have been disbursed to the Borrower, if they are disposed of in the manner contemplated in any such direction of payment.

4.6       CREDITS BY OR ON BEHALF OF LENDERS TO CONSTITUTE ADVANCES.   The
Borrower hereby expressly acknowledges and agrees with respect to the Borrower's Account that all deposits and credits made into said account under the terms hereof by the Agent in its personal capacity as a Lender hereunder or in its capacity as Agent on behalf of the other Lenders shall constitute Advances by the Lenders under the terms hereof.

4.7       MAINTENANCE OF LEDGERS BY THE AGENT.   The Agent will open and
maintain on its books at the Agent's Office a loan ledger (the "Loan Ledger") for the Borrower evidencing the whole and each constituent part of the Loans. The said ledgers shall constitute, in the absence of manifest error, conclusive evidence of the whole and each constituent part of the Loans, the date any Advance is made to the Borrower and the aggregate amounts from time to time paid by the

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                                      -19-



Borrower on account of principal of and interest on such Loans and on account of the Stand-By Fee with respect to the Available Commitments. Any failure of the Agent to record a transaction on the Loan Ledger in a timely fashion shall not affect or impair the validity of the obligation of the Borrower to repay the Loans by and when herein provided. The Agent shall advise the Borrower and each of the Lenders promptly after the end of each calendar month of the entries during the previous month and of the aggregate amounts due by the Borrower to the Lenders hereunder. The obligation of the Borrower to repay the Loans shall be evidenced by this Agreement and by the Loan Ledger maintained by the Agent,it being the intention of the parties hereto that the obligations of the Borrower with respect to the Loans are to be evidenced only as stated herein and not by separate promissory notes.

4.8       AUTHORITY TO DEBIT AND CREDIT.   The Borrower does hereby expressly
and irrevocably authorize the Agent to effect all the necessary, debits, deposits and credits with respect to the Borrower's Account, the whole in order for the Agent to accommodate the Lenders in making Advances and in order to accommodate the Borrower in making payments to the Lenders and the Agent, the whole under and subject to the terms of this Agreement.

4.9       SET-OFF AND COMPENSATION BY THE LENDERS AGAINST THE BORROWER'S
ACCOUNT.   In addition to any rights now or hereafter granted to any Lender under Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lenders, through the Agent, are hereby irrevocably authorized by the Borrower, at any time and from time to time, without notice to the Borrower, or to any other Person, any such notice being hereby expressly waived, to effect compensation, to set-off, to appropriate and to apply any and all deposits and credits in the Borrower's Account and any other Indebtedness at any time held or owing by such Lenders through the Agent to or for the credit or account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lenders under this Agreement or the Security Documents or any one thereof as herein provided, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Security Documents or any one thereof, irrespective of whether or not the Agent shall have made any demand hereunder or shall have declared the amounts referred to in subsections 15.2.1 and 15.2.2 to be immediately due and payable as provided in Section 15.2 and although said obligations and liabilities or any one thereof, shall be contingent and unmatured. With respect to the said accounts, all deposits and credits made in said accounts shall permit the Lenders to exercise through the Agent, their rights under this
Section 4.9 notwithstanding the fact that such accounts shall be maintained with the Agent. For the purposes of the application of this Section 4.9, the Borrower and the Lenders agree that the benefit of any term applicable to any deposit, credit, indebtedness, liability or obligation (collectively referred to in this Section 4.9 as the "Deposit") referred to in this Section 4.9 shall be lost immediately before the time when the Lenders shall exercise, through the Agent, their rights under this Section 4.9 in respect of such Deposit.

4.10      FAILURE BY ANY LENDER TO ADVANCE.   The failure by any Lender to make
an Advance in accordance with its obligations hereunder shall not relieve the other Lenders of their several obligations to make an Advance (in accordance with their respective obligations) equal to their respective Pro Rata Share of the aggregate amount of any Advance requested by the Borrower, nor shall any Lender be responsible for the obligations of any other Lender.

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                                      -20-



4.11      TEMPORARY ADVANCES BY THE AGENT.   Without in any way limiting the
generality of the provisions of Section 4.10, unless the Agent shall have received a written notice from a Lender by 5:00 P.M., New York time, of the Business Day prior to the date of any requested Advance that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Advance, the Agent may irrevocably and unconditionally assume that such Lender shall make such Pro Rata Share available to the Agent on the date of such requested Advance in accordance with the provisions of Section 4.4 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If a Lender does not so make available to the Agent its Pro Rata Share of such Advance and the Agent does make available to the Borrower such amount, such Lender shall pay such Pro Rata Share to the Agent on demand, together with interest thereon for each day from and including the date such Pro Rata Share of such requested Advance was not made available, at a rate per annum equal to that which the Borrower would have been obliged to pay to such Lender had the said Lender made available such Pro Rata Share of such requested Advance. A certificate of the Agent submitted to any Lender with respect to any amount owing under this Section 4.11 shall be conclusive, absent manifest error. If such amount is so made available to the Borrower, in the absence of such notice from such Lender, such payment to the Agent by such Lender shall constitute such Lender's Advance on the date of such requested Advance for all purposes of this Agreement. If such amount is not so made available to the Agent, then the Agent shall notify the Borrower of such failure and, without in any way affecting or otherwise diminishing the obligation of such Lender to pay such amount to the Agent on demand, on the third Business Day following the date of such requested Advance, the Borrower shall pay to the Agent such Pro Rata Share together with interest thereon for each day that the Borrower had the use of such Pro Rata Share of the requested Advance at a rate per annum equal to that which the Borrower would have been obliged to pay to such Lender had the said Lender made available such Pro Rata Share of such requested Advance. Any such amount advanced by and repaid to the Agent shall not be deemed to be a Loan hereunder.


                                    ARTICLE 5

                     INTEREST, STAND-BY FEE, COMMITMENT FEE

                                 AND AGENCY FEE

5.1       INTEREST ON A EURODOLLAR BASIS.   The principal amount of the
Revolving Loan of each Lender which, at any time and from time to time remains outstanding and which is not a Prime Rate Loan, shall bear interest, computed daily, on the daily balance of the said Revolving Loan, from each relevant Rollover Date at an annual rate applicable for each such day equal to the Eurodollar Rate applicable to each relevant Selected Amount of such Lender plus 1.125% and shall be in effect from and including such Rollover Date up to and including the day preceding the next following Rollover Date.

5.2       INTEREST ON A PRIME RATE BASIS.   The principal amount of the
Revolving Loan of each Lender which, at any time and from time to time remains outstanding and upon which the Borrower, under the terms of this Agreement, is required to pay interest on a Prime Rate Basis shall bear interest, computed daily, on the daily balance of the said Revolving Loan from the date of its first Advance or its Conversion Date, as the case may be, up to and including the day preceding the day of its full repayment (whether under the provisions of Article 8 or 15, as the case may be), at an annual rate applicable for each such day equal to the Prime Rate at the close of business on each such day.

5.3       PAYMENT OF INTEREST.   The interest payable in accordance with any of
the foregoing provisions and computed as aforesaid on the amount outstanding from time to time shall be payable in arrears:

          5.3.1 in the case of the Prime Rate Loans, on the 26th day of each month, the first such payment of interest becoming due and payable on the first Interest Payment Date following the date the first said Advance was made, with interest on all overdue interest payable at the rate applicable to principal plus 2.00% during the period in which it remains unpaid, computed daily, compounded monthly on each Interest Payment Date and payable upon the demand of the Agent, which demand shall be made at the request of the Majority Lenders;

          5.3.2 in the case of the Eurodollar Loans, on the next following Rollover Date applicable to a Selected Amount or Selected Amounts, with interest on all overdue interest at an annual rate applicable for each day during the period in which it remains unpaid equal to the highest rate of interest then payable under the Eurodollar Loans plus 2.00%, computed daily, compounded monthly in arrears on the 26th day of each month and payable upon the demand of the Agent, which demand shall be made at the request of the Majority Lenders. The calculation of the commencement and the termination of any period under this subsection 5.3.2 shall be made in conformity with the provisions of paragraphs
1.1.103.1 to 1.1.103.3 inclusively; and

          5.3.3 in the case of the Revolving Loans as a whole, on the last day of the Revolving Period, or, if applicable, of the Term Period.

5.4       ROLLOVERS OF THE EURODOLLAR LOANS.   Effective on any Business Day
during the Revolving Period and the Term Period, by written notice to the Agent, substantially in the form attached hereto as Schedule "D", at least three Banking Days prior to the Conversion Date (which for the purposes of this
Section 5.4 must be a Rollover Date and a Banking Day) the Borrower may request that the interest payable on the principal amount of the Eurodollar Loan of each Lender, which is to be rolled over, be calculated in accordance with the provisions of Sections 5.1 and .3. By so requesting, the Borrower shall elect that the Eurodollar Rate be determined by the Agent two Banking Days prior to a Rollover Date with respect to a Selected Amount or Selected Amounts for each Lender on the basis of a Eurodollar Deposit or Deposits in a principal amount approximately equal to the Selected Amount or each of the Selected Amounts of such Lender having a maturity of 30, 60 or 90 days as applicable, after such
Rollover Date.   The same procedure as that described above shall be followed where the Borrower issues a Draw Down Notice and requests an Advance. Where the Borrower, in connection with a rollover referred to above, has not delivered a notice to the Agent under the terms of this Section 5.4 by 11:00 A.M., New York time, three Banking Days prior to the relevant Rollover Date, the Borrower shall be deemed to have elected to have interest on the affected Selected Amount or Selected Amounts of each Lender calculated on a Eurodollar Rate Basis determined on the basis of a Selected Maturity of 30 days.

5.5       LIMITS ON THE DETERMINATION OF THE EURODOLLAR RATE.   Nothing
contained in this Agreement shall be construed or interpreted so as to permit the Borrower, in connection with the determination of the Eurodollar Rate:

          5.5.1 to elect a Selected Maturity on any Rollover Date which would extend beyond the termination of the Revolving Period or, if applicable, the Term Period; or

          5.5.2 with respect to any Selected Maturity, to elect Selected Amounts which in the aggregate would be for a principal amount of less than $5,000,000 and whole multiples of $1,000,000; or

          5.5.3 to elect otherwise than identical Selected Maturities for each of the Lenders and Selected Amounts for each Lender corresponding in principal to the Pro Rata Share of such Lender.

Without limiting the generality of the foregoing, the Borrower shall elect Selected Maturities, with respect to Selected Amounts of not less than each of the Scheduled Reductions of Commitments, which shall mature on each Scheduled Commitment Reduction Date.

5.6       FORWARDING OF NOTICES BY AGENT WITH RESPECT TO EURODOLLAR RATE
ROLLOVERS.   Upon receipt of any Rollover Notice under the provisions of Section
5.4, the Agent shall deliver a copy thereof to each of the Lenders by 3:00 P.M., New York time, of the day it shall have received same provided the Borrower shall have delivered such Rollover Notice to the Agent by 11:00 A.M., New York time, of such day. Concurrently with the delivery of such copy of the Rollover Notice, the Agent shall deliver a notice to each Lender notifying it (y) of its Pro Rata Share of the Eurodollar Loans which the Borrower requests to be rolled over rounded up to the nearest $100,000 and (z) of the Selected Amount or the Selected Amounts for such Lender, rounded up to the nearest $100,000, with respect to each of the Selected Maturities selected by the Borrower under the terms of the said Rollover Notice, except that, if the principal amount of such Selected Amount or Selected Amounts would not be $100,000 or a whole multiple thereof, such principal amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of $100,000. For all purposes of this Agreement, any Rollover Notice delivered to the Agent after 11:00 A.M., New York time, on any Banking Day, shall be deemed to have been delivered on the next following Banking Day.

5.7       ESTABLISHMENT OF THE EURODOLLAR RATE AS AT 11:00 A.M., LONDON
TIME.   The Eurodollar Rate shall be established as at 11:00 A.M., London time, two Banking Days prior to the relevant Rollover Date. Before the end of business, two Banking Days prior to the said Rollover Date, the Agent shall notify the Borrower and each of the Lenders what shall be the Eurodollar Rate applicable to each Selected Amount for each Selected Maturity.

5.8       NO REVOCATION OR WITHDRAWAL OF ROLLOVER NOTICES.   Any Rollover Notice
once delivered to the Agent, may not subsequently be revoked or withdrawn by the Borrower.

5.9       INTEREST ON LOANS GENERALLY.   Where no specific provision is made in
this Agreement for interest on any outstanding amount which may be payable by the Borrower under the terms of this Agreement, interest thereon shall be computed and be payable on a Eurodollar Rate Basis determined on the basis of a Selected Maturity of 30 days.

5.10      COMPUTATION OF INTEREST AND THE STAND-BY FEE.   Under the terms of
this Agreement:

          5.10.1 interest in respect of the Prime Rate Loans shall be calculated on the basis of a 365 or, as the case may be, 366 day year for the actual days elapsed during such period;

          5.10.2 interest in respect of Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed; and

          5.10.3 the Stand-By Fee shall be calculated on the basis of a 360 day year for the actual days elapsed.

5.11      STAND-BY FEE.   The Borrower hereby covenants and agrees to pay to the
Agent, for the account of each Lender, a Stand-By Fee equal to 0.375% per annum, computed daily, on the daily balance of the Available Commitment of each such Lender during the Revolving Period.

5.12      PAYMENT OF THE STAND-BY FEE.   The Stand-By Fee payable in accordance
with the provisions of Section 5.11 and computed as aforesaid shall be payable in arrears on the 26th day of each of the months of January, April, July and October, the first such payment of the Stand-By Fee becoming due and payable on July 26, 1994. Where at any time during the Revolving Period, the Commitments are terminated or reduced as contemplated in Section 2.3, as of and on the effective date of such termination or reduction, the Borrower shall pay the Stand-By Fee associated with the amount of the Commitments so terminated accrued to such date.

5.13      ARREARS ON THE STAND-BY FEE.   Any arrears on the payment of the
Stand-By Fee shall bear interest, computed daily, on the daily balance thereof from the date it becomes due up to and including the date preceding the date of full payment thereof at an annual rate applicable for each such day equal to the highest rate of interest then payable under the Eurodollar Loans plus 2.5%, compounded monthly in arrears on the 26th day of each month and payable upon the demand of the Agent, which demand shall be made at the request of the Majority Lenders, with interest at the rate applicable to the principal amount of the Stand-By Fee during the period in which it remains unpaid, computed and payable as aforesaid. PROVIDED, HOWEVER, where no Eurodollar Loans are outstanding, any arrears on the payment of the Stand-By Fee shall bear interest as aforesaid at an annual rate applicable on each such day equal to the Prime Rate at the close of business on each such day, compounded monthly in arrears on the 26th day of each month, and payable upon the demand of the Agent, which demand shall be made at the request of the Majority Lenders, with interest on all overdue interest at the rate applicable to the principal amount of the Stand-By Fee during the period in which it remains unpaid, computed and payable as aforesaid.

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                                      -24-



5.14      INTEREST LIMITATION.   Notwithstanding any other term of this
Agreement or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C.
Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section.

5.15      COMMITMENT FEE.   The Borrower hereby covenants and agrees to pay to
the Agent, for the account of the Lenders, a Commitment Fee equal to 0.75% of the Commitments as initially established under Section 2.1. The Commitment Fee shall be payable concurrently with the execution of this Agreement and, except as expressly provided in Section 5.16, shall under no circumstances be refundable in whole or in part even if no Advance is ever made under the terms hereof.

5.16      PARTIAL REFUND OF THE COMMITMENT FEE.   Where at any time during a
period of 180 days following the execution of this Agreement, the Borrower successfully completes either a public issue or a private placement of any equity instrument, debt instrument convertible into equity or of any pure debt instrument, in each case under terms and conditions no more onerous than those contemplated in this Agreement (such placement to be referred to herein as a "Public or Private Placement") and uses the net proceeds of same to effect an optional prepayment of the Revolving Loans under Section 8.2 and does furthermore exercise its rights under subsection 2.3.3 and reduces the Commitments by an amount equal to such net proceeds, then the Lenders shall reimburse to the Borrower a portion of the Commitment Fee previously received by them equal to 0.375% of the amount by which the Borrower so reduced the Commitments. For the purposes hereof, in determining whether or not the terms and conditions attaching to any of the foregoing instruments are more onerous than those contemplated in this Agreement, the following shall be considered as constituting more onerous terms (v) a maturity which is prior to April 25, 1999,
(w) an aggregate pricing attaching to the instrument which is greater than that relating to the Commitments and the Revolving Loans, PROVIDED, HOWEVER, that where such instrument would bear interest at a fixed rate until maturity, such rate of interest may be higher than that applicable to the Revolving Loans so long as it does not exceed the prevailing market rate for such instruments, (x) covenants which are more restrictive than those contemplated in this Agreement,
(y) defaults and events of default that would permit the holders of such instruments to accelerate maturity earlier than the Lenders are permitted to do under the terms hereof or (z) the creation of Liens on any assets of the Borrower or any Subsidiary thereof or the granting or undertaking by DLFC or any Subsidiary thereof of any Guarantee Obligation which provides greater benefits than those contemplated by the Support Agreement.

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                                      -25-



5.17      AGENCY FEE.   The Borrower shall pay to the Agent, for its account
exclusively, an annual agency fee (to be determined by separate agreement between the Agent and the Borrower) in advance, (the "Agency Fee") the first payment becoming due and payable concurrently with the execution of this Agreement and thereafter, on each successive anniversary of such date until the later of the date the Commitments are terminated or cancelled and the date that the Loans are repaid in full. Under no circumstances shall the Agency Fee be refundable either in whole or in part, even if no Advance is ever made under the terms hereof.


                                    ARTICLE 6

             CHANGES IN CIRCUMSTANCES, INCREASED COSTS AND INDEMNITY

6.1       CHANGE IN CIRCUMSTANCES.   If and each time that the Agent shall
reasonably determine that by reason of circumstances affecting the relevant markets for Dollar deposits generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to Eurodollar Loans or any part thereof for any Selected Maturity, or the Agent shall receive a notice from any Affected Lender that:

          6.1.1 by reason of circumstances affecting the relevant markets generally, deposits in Dollars are not available to such Affected Lender in such market in the ordinary course of business in sufficient amounts to enable it to make or maintain a Eurodollar Loan, for any Selected Maturity; or

          6.1.2 by reason of any change in any Law or any change in exchange controls or fiscal regulations (whether or not having the force of law) it is impracticable for such Affected Lender to make or maintain a Eurodollar Loan for any Selected Maturity; or

          6.1.3 the Eurodollar Rate does not represent, by an amount which the Affected Lender or Lenders deem in their sole discretion to be material, the effective cost of funding a Eurodollar Loan to be made for any Selected Maturity or continued for any new Selected Maturity by the Affected Lender;

the Agent shall promptly give notice of such determination by it or of receipt by it of such notice as the case may be, to the Borrower and each of the Lenders. Any notice given to the Agent by any Affected Lender under the provisions of either one of subsections 6.1.2 or 6.1.3, must be accompanied by a written explanation, and in the case of a notice under subsection 6.1.2 only, as soon as same becomes available to such Affected Lender, must be accompanied by a copy of the relevant Law, or of an extract thereof.

6.2       SUSPENSION OF RIGHTS TO CONVERT.   If a notice has been given by the
Agent pursuant to Section 6.1:

          6.2.1 such new Eurodollar Loans, if any, shall not be made (whether pursuant to an Advance or a rollover) by the Lenders or an Affected Lender or Lenders, as the case may be, and the Borrower's right to elect that Advances be made or maintained as, or once made be rolled over

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                                      -26-



as Eurodollar Loans, by the Lenders or an Affected Lender or Lenders, as the case may be, shall be suspended until such time as the Agent shall have concluded or shall have been notified by an Affected Lender that the circumstances giving rise to such suspension no longer exist, whereupon, it shall notify the Borrower and the Lenders of such conclusion or notification as the case may be; and

          6.2.2 each of the Lenders or the Affected Lender or Lenders, as the case may be, over the course of the next 10 Business Days following the issuance of the notice by the Agent under Section 6.1, shall negotiate in good faith with the Borrower and deliver to the Borrower in writing the terms of a substitute basis for the continuation of the Eurodollar Loans of the Lenders, or each of the Affected Lender or Lenders, as the case may be, which is, financially, the substantial equivalent to each of the Lenders or the Affected Lender or Lenders, as the case may be, of the terms provided herein. The terms of the Substitute Basis for the Eurodollar Loans shall be effective from the date agreed to by the Borrower and the Affected Lender or Lenders and the provisions of this Agreement respecting such Eurodollar Loans shall be amended, IPSO FACTO, to accord with the terms of the Substitute Basis. The Borrower shall sign such documents, deeds and instruments and shall do all such things as each of the Lenders or the Affected Lender or Lenders, as the case may be, shall consider useful or necessary to give effect to the Substitute Basis. If by the expiry of the said 10 Business Days no agreement has been reached with respect to the Substitute Basis, the affected outstanding Eurodollar Loans, if any, will thereupon and as of the said 10th Business Day, automatically be converted into Prime Rate Loans and the Borrower shall forthwith upon receipt of a demand therefor, pay to the Agent, for the account of the Lenders or the Affected Lender or Lenders, as the case may be, the amounts referred to in Sections 6.6 and 6.7.

6.3       CHANGE IN LAW.   If any Lender shall determine (which determination
shall be evidenced by a certificate submitted to the Agent and the Borrower by such Lender and shall be final and conclusive upon all the parties hereto absent manifest error) that w) the entering into force or the putting into effect of any existing Law, directive, guideline (whether or not having the force of law) or in the interpretation or administration thereof by any Governmental Authority or other authority charged with the interpretation or administration thereof, x) the adoption by any Governmental Authority of any Law, directive or guideline (whether or not having the force of law), y) any change in any Law, directive or guideline (whether or not having the force of law), or in the interpretation or administration thereof by any Governmental Authority or other authority charged with the interpretation or administration thereof, or z) any reversal by any Governmental Authority or other authority of an interpretation of any Law, directive or guideline (whether or not having the force of law), has:

          6.3.1 made or shall make it unlawful or contrary to any such Law, directive or guideline for such Lender to maintain or give effect to all or any part of its obligations as contemplated by this Agreement, or to make or maintain all or any part of its Prime Rate Loan or Eurodollar Loan hereunder, then, the obligations of such Lender to so maintain or give effect to such part of such obligations, or to make or maintain such part of such Prime Rate Loan or Eurodollar Loan shall terminate, and, subject to the provisions of any such Law, directive or guideline and those of Sections 6.6 and 6.7 with respect to losses, expenses and costs, the Borrower, to the extent not prohibited by any such Requirement of Law may convert such Prime Rate Loan or Eurodollar Loan, as the case may be, into the other or may repay the affected Prime Rate Loan

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                                      -27-



or Eurodollar Loan of such Lender in full with accrued interest thereon, which conversion or repayment shall be made at the expiration of the relevant Selected Maturity last to expire before the effective date of such adoption, change or reversal, or, if in the judgment of such Lender immediate conversion or repayment is required, immediately upon demand of such Lender. Where any such conversion is prohibited by any such Requirement of Law, then the Borrower shall repay the affected Prime Rate Loan or Eurodollar Loan, as the case may be, of such Lender in full with accrued interest thereon as contemplated above; or

          6.3.2 x) imposed, modified, or deemed applicable any loan ceiling against such Lender, or imposed, modified or deemed applicable any special tax, reserve, deposit or similar requirement with respect to assets held by, deposits in or for the account of, the acquisition of funds by, or loans or commitments to lend by such Lender, or y) changed the basis of taxation of payments to such Lender under this Agreement (other than a change affecting taxation on the overall net income of such Lender), or z) imposed on such Lender any other condition (including, but without limiting the generality of the foregoing, the amount of capital required or expected to be maintained by such Lender as a result of this Agreement or its Commitment) or monetary restraint with respect to this Agreement (including without limitation with respect to the Stand-by
Fee), the Prime Rate Loan or the Eurodollar Loan, by such Lender, or any other document, instrument or transaction contemplated hereby, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Commitment or any of its Prime Rate Loan or Eurodollar Loan, as the case may be, or to reduce any amount receivable by such Lender hereunder with respect to the Stand-by Fee or the Commitment Fee or with respect to an Prime Rate Loan or a Eurodollar Loan, as the case may be, by an amount which such Lender deems to be material, the Borrower, within 10 Business Days of receipt of the certificate referred to above:

               6.3.2.1 shall pay to such Lender such additional amount or amounts computed by such Lender as will, on an after-tax basis, compensate such Lender for such additional costs or reduction in amounts receivable; and

               6.3.2.2 subject to the provisions of Sections 6.6 and 6.7 with respect to losses, expenses and costs, to the extent not prohibited by any such Requirement of Law, may convert such Prime Rate Loan or Eurodollar Loan, as the case may be, of such Lender into the other or may repay the affected Prime Rate Loan or Eurodollar Loan, as the case may be, of such Lender in full with accrued interest thereon. Where any such conversion is prohibited by any such Requirement of Law, then the Borrower shall repay the affected Prime Rate Loan or Eurodollar Loan, as the case may be, of such Lender in full with accrued interest thereon as contemplated above.

6.4       OPTION TO REPLACE LENDERS.   If any Lender shall become an Affected
Lender, or if any Lender shall fail to make an Advance in accordance with its obligations hereunder, (in such latter case, such Lender, in this Section 6.4 shall be referred to as a "defaulting Lender") then, in each such case, provided there does not then exist any Default or Event of Default, the Borrower may request one or more Replacement Lenders to take over all or the affected portion of such Lender's then outstanding Loans and to assume all or the affected portion of such Lender's Commitment and obligations hereunder. If one or more Replacement Lenders shall so agree, and if the Agent shall have consented in writing to such assignment (which consent shall not be unreasonably withheld),

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                                      -28-



the Loans and Commitment of such Affected Lender or defaulting Lender, as the case may be, may, at the direction of the Borrower, be automatically assigned to such Replacement Lenders in accordance with subsection 18.9.1, in such amounts as the Borrower may designate; PROVIDED, HOWEVER, that prior to any such assignment, the Borrower shall have paid to the Affected Lender or defaulting Lender, as the case may be, all amounts owing to it under Sections 6.2, 6.3, 6.6, 6.7 and Article 7.

6.5       NOTICE TO OTHER LENDERS.   The Agent shall promptly give notice of
receipt by it of any notice delivered pursuant to the provisions of this Article 6 to each of the other Lenders and the Borrower.

6.6       REIMBURSEMENT OF LOSSES, ETC.   Whenever any Lender or the Agent shall
sustain or incur any losses, out-of-pocket expenses, funding expenses or any other costs in connection with:

          6.6.1 the failure of the Borrower to borrow pursuant to a Draw Down Notice issued under the provisions of Article 4 or the failure to rollover pursuant to a Rollover Notice issued under the provisions of Article 5 (in each case whether by reason of the Borrower's determination not to proceed, the non-fulfilment of any of the conditions imposed on the Borrower set forth in this Agreement or otherwise); or

          6.6.2     the declaration that the Agent is required to make under
Section 15.2 requiring payment upon acceleration; or

          6.6.3     conversions pursuant to Section 6.2; or

          6.6.4     conversions or payments pursuant to Section 6.3; or

          6.6.5     assignments to Replacement Lenders as contemplated in
Section 6.4; or

          6.6.6 any payment, repayment, optional prepayment or mandatory prepayment referred to in Sections 8.1 and 8.2 and subsection 8.4;

the Borrower agrees to pay such Lender or the Agent, upon demand, an amount certified by such Lender or the Agent to be sufficient to compensate such Lender or the Agent for all such losses, expenses and costs. The agreements of the Borrower with respect to Sections 6.6 and 6.7 shall survive the repayment of the Loans and the termination of this Agreement.

6.7       AMOUNT OF LOSSES, ETC.   The losses, expenses and costs referred to in
Section 6.6 shall include, but not be limited to losses, expenses and costs incurred by a Lender in connection with the redeployment of funds converted, repaid, prepaid, not borrowed or not paid or prepaid, as the case may be, in an amount equal to the premium, if any, that such Lender would be required to pay were it to purchase, in the relevant market, prior to its maturity, on the date of such conversion, repayment, prepayment, failure to borrow or failure to repay or prepay, as the case may be, a term deposit instrument in a principal amount equal to the affected Selected Amount and whose maturity is equal to the remaining term of the affected Selected Maturity, and bearing interest at a rate equal to the rate applicable or that would have been applicable under the terms hereof to the funds converted, repaid, prepaid, not borrowed, not paid or not prepaid, as the case may be, on the date of such conversion, repayment, prepayment, failure to borrow or failure to repay or prepay, as the case may be. The Agent or the Lender making a claim under the provisions of Sections 6.6 and 6.7, as promptly as practicable, shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining in reasonable detail the amount of any such loss, expenses or cost, which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

6.8       LENDERS TO AVOID CREATING ADDITIONAL LIABILITY FOR THE
BORROWER.   Each Lender agrees to use its best efforts to avoid incurring any liability for which the Borrower is required to indemnify such Lender pursuant to this Article 6 which best efforts shall include the transfer of the Loan of such Lender to another office, branch, Subsidiary or Affiliate of such Lender. PROVIDED, HOWEVER, that nothing herein shall require such Lender to take any action which would cause such Lender or such Subsidiary or Affiliate thereof to incur any additional cost or expense, or which would reduce any amount to be received by such Lender or such Subsidiary or Affiliate thereof by an amount which such Lender deems to be material or which would require such Lender or such Subsidiary or Affiliate thereof to take any action which such Lender determines in its sole judgment to be inadvisable for regulatory, competitive or internal management reasons; and PROVIDED, FURTHER, that the Borrower shall reimburse such Lender or such Subsidiary or Affiliate thereof for any such additional cost incurred by such Lender in taking any action pursuant to this
Section 6.8.


                                    ARTICLE 7

                             TAXES AND OTHER CHARGES

7.1       PAYMENTS WITHOUT DEDUCTIONS.   The Borrower agrees to pay the Loans of
each Lender, in principal, interest, fees and accessories, free and clear of and without deduction or withholding for (y) any and all present and future taxes (including stamp taxes), levies, imposts, deductions, charges, withholdings, duties, fees, interest, fines or penalties, but excluding however, taxes imposed upon such Lender (any such Lender shall be referred to herein as a "Taxed Lender") by the jurisdiction and political subdivision in which it may be located or under the Laws of which it may have been constituted that may be imposed from time to time either by the jurisdiction from which payment is made or in connection with any amount required to be paid to such Taxed Lender pursuant to this Agreement or by any jurisdiction with respect to the preparation, execution, delivery, registration, performance, amendment or enforcement of this Agreement (all of the foregoing, other than the excluded items shall be collectively referred to herein as the "Local Taxes"), and (z) any and all present and future taxes (including stamp taxes), levies, imposts, deductions, charges, withholdings, duties, fees, interest, fines or penalties that may be imposed from time to time by any jurisdiction with respect to the payment by the Borrower of or the reimbursement by the Borrower for any Local Taxes (all of the foregoing listed in clauses (y) and (z), other than the excluded items, shall be collectively referred to herein as the "Taxes"). In the event that any Taxed Lender shall have paid any Taxes, which under the terms of this Section 7.1, the Borrower is obliged to pay, the Borrower, upon demand shall reimburse such Taxed Lender the

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                                      -30-



amount of any such Taxes so paid by the latter, with interest on such amount, as contemplated in this Agreement.

7.2       PAYMENTS OF ADDITIONAL AMOUNTS.   If the Borrower is at any time
required by Law to make any deduction or withholding in respect of any Taxes from any amount payable under this Agreement or is prevented by operation of Law from paying, causing to be paid or reimbursing the payment of any Taxes, the Borrower agrees to pay such additional amount as may be necessary in order that the net amounts received by any Taxed Lender or Lenders, after such deduction or withholding and after the deduction of any such Taxes not paid, caused to be paid or reimbursed by the Borrower, shall equal the amounts which would have been realized by such Taxed Lender or Lenders, if such deduction or withholding had not been made and if such Taxes had been paid, caused to be paid or reimbursed by the Borrower. Such additional amounts shall be paid (y) in the case of amounts payable as a result of a deduction or withholding from an amount payable under this Agreement, on the date the latter amount is payable and (z) in the case of an amount payable as a result of the failure by the Borrower to pay or reimburse such Taxes, on the earlier of the date on which such Taxes are due and the fifth day following the receipt by the Borrower of a notice from the Taxed Lender that such Taxes have been paid by such Taxed Lender.

7.3       INCREASE IN INTEREST RATES.   If the Borrower is prevented by
operation of Law from paying or causing to be paid any amount required to be paid by Section 7.2, the Borrower agrees to pay as additional interest payable under this Agreement an amount equal to such required amount, on the applicable Interest Payment Date if such amount is in respect of interest or, if otherwise, on the next succeeding Interest Payment Date. The Borrower, at the request of any Taxed Lender shall sign such documents, deeds and instruments and shall do all such things as such Taxed Lender shall consider useful or necessary to give full force and effect to such increase in the rate of interest.

7.4 REMITTANCES BY TAXED LENDER. With respect to any of such Taxes, the Borrower shall make any required payment thereof within the time allowed under Law and, within 30 days thereafter, shall furnish to any Taxed Lender such certificates, receipts and other documents as may be available to establish any tax credit to which such Lender may be entitled. If such Taxed Lender shall determine that it has irrevocably obtained a credit or similar tax benefit with respect to income taxes imposed by a jurisdiction in which it may be located or under the Laws of which it has been constituted, on the basis of the payment of such Taxes by the Borrower, such Taxed Lender, shall remit to the Borrower promptly an amount equal to the amount of such credit or benefit as is, in its discretion, exercised in good faith, equitably allocable to such payment by the Borrower having taken into account all its dealings giving rise to similar credits or benefits in relation to the same tax period. If such Taxed Lender shall determine subsequently that, for any reason, the amount of such credit or benefit has directly or indirectly been reduced, the Borrower, upon the request of such Taxed Lender accompanied by evidence of such reduction, shall pay to such Taxed Lender an amount equal to the amount of such reduction. All determinations and computations required or permitted by this Section 7.4 shall be made, and all assumptions, methods of allocation and other principles necessary for or related to such determinations and computations shall be made or selected, by such Taxed Lender in its sole discretion and shall constitute PRIMA FACIE evidence of the amounts or matters so determined or computed.

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                                      -31-



7.5       LENDERS TO AVOID CREATING ADDITIONAL LIABILITY FOR THE
BORROWER.   Each Lender agrees to use its best efforts to avoid incurring any liability for which the Borrower is required to indemnify such Lender pursuant to this Article 7 which best efforts shall include the transfer of the Loan of such Lender to another office, branch, Subsidiary or Affiliate of such Lender. PROVIDED, HOWEVER, that nothing herein shall require such Lender to take any action which would cause such Lender or such Subsidiary or Affiliate thereof to incur any additional cost or expense, or which would reduce any amount to be received by such Lender or such Subsidiary or Affiliate thereof, by an amount which such Lender deems to be material or which would require such Lender or such Subsidiary or Affiliate thereof to take any action which such Lender determines in its sole judgment to be inadvisable for regulatory, competitive or internal management reasons; and PROVIDED, FURTHER, that the Borrower shall reimburse such Lender or such Subsidiary or Affiliate thereof for any such additional cost incurred by such Lender in taking any action pursuant to this
Section 7.5.

7.6       SURVIVAL OF AGREEMENTS.   The agreements of the Borrower under this
Article 7 shall survive the repayments of the Loans and the termination of this Agreement.


                                    ARTICLE 8

                  PAYMENTS, REPAYMENTS AND OPTIONAL PREPAYMENTS

8.1       REPAYMENT OF REVOLVING LOANS.   Where on the effective date of any
reduction to the Commitments, pursuant to any one of Sections 2.2 or 2.3, the Revolving Loans exceed the Commitments once reduced as at such date, then the Borrower hereby binds and obliges itself to repay on such effective date of any such reduction, such portion of the Revolving Loans as would reduce said excess to nil, PROVIDED, HOWEVER, that where such payment is required to be made on a day which is not a Rollover Date with respect to the Eurodollar Loans being repaid, concurrently with any such payment, the Borrower shall pay to the Agent, for the account of the Lenders, any losses, expenses and costs incurred or to be incurred by the Lenders in connection with such payment and referred to in Sections 6.6 and 6.7, together, in all cases, with any accrued and unpaid interest on any amount to be so repaid. Without in any way limiting the generality of any of the foregoing, the Borrower shall repay the entire principal amount of the Revolving Loans on the last day of the Revolving Period, unless the Revolving Period has terminated as a consequence of the termination of the Support Agreement, in which case, the Borrower shall repay the entire principal amount of the Revolving Loan on the last day of the Term Period.

8.2       OPTIONAL PREPAYMENT OF THE REVOLVING LOANS.   During the Revolving
Period and the Term Period, upon giving the Agent a notice prior to the proposed prepayment, the Borrower may, on any Business Day, voluntarily prepay without penalty or premium, the whole or a part of the principal amount of the Revolving Loans, PROVIDED, HOWEVER, that where such optional prepayment is made on any day which is not a Rollover Date with respect to the principal amount of such Revolving Loans being so prepaid, concurrently with any such optional prepayment, the Borrower shall pay to the Agent, for the account of the Lenders any losses, expenses and costs incurred by the Lenders in connection with such optional prepayment and referred to in Sections 6.6 and 6.7, together, in each case, with any accrued and unpaid interest on any amounts so prepaid. Any optional prepayment must be made (y) in whole multiples of $1,000,000 or, as the case may be (z)

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                                      -32-



in an amount equal to the entire outstanding principal amount of the Revolving Loans in all cases where the Revolving Loans are proposed to be voluntarily prepaid in their entirety. Each notice of optional prepayment shall specify the date the optional prepayment is proposed to be made and the principal amount of the Revolving Loans proposed to be voluntarily prepaid. Such notice of prepayment shall be irrevocable and shall oblige the Borrower to prepay the Loans identified in such notice by the amount and the date stated therein. Any notice of optional prepayment shall be delivered to the Agent at least three Banking Days prior to any optional prepayment. Any such notice of prepayment, once delivered to the Agent, may not subsequently be revoked or withdrawn by the Borrower.

8.3       IMPUTATION OF PAYMENTS.   Any payment, repayment or optional
prepayment made under this Agreement shall be imputed firstly against any losses, expenses and costs incurred by the Lenders in connection with such payment, repayment or optional prepayment and referred to in Section 6.7, secondly against any accrued and unpaid interest on any amounts so paid, repaid or voluntarily prepaid and thirdly against the principal amount of the Revolving Loans being paid, repaid or voluntarily prepaid.

8.4       PAYMENT OF LOSSES, EXPENSES AND COSTS.   If a repayment or an optional
prepayment referred to in Sections 8.1 and 8.2 is made on any day other than a Rollover Date, concurrently with any such repayment or optional prepayment, the Borrower shall pay to the Agent, for the account of the Lenders any losses, expenses and costs incurred by the Lenders in connection with such repayment or optional prepayment referred to in Sections 6.6 and 6.7.

8.5       CURRENCY OF PAYMENTS.   All payments, repayments or optional
prepayments, as the case may be:

          8.5.1 of principal under any of the Loans, shall be made in Dollars;

          8.5.2     of interest, shall be made in Dollars;

          8.5.3 of the Stand-By Fee, the Commitment Fee and the Agency Fee, shall be made in Dollars; and

          8.5.4 of amounts referred to in Sections 6.6 and 6.7, shall be made in the same currency as the losses, expenses and costs incurred by the Lenders or the Agent, as the case may be.

8.6       PAYMENTS TO AGENT ONLY.   All payments, repayments or optional
prepayments of principal of and interest on the Loans and of fees and other amounts due and to become due hereunder by the Borrower must be effected by direct payments to the Agent at the Agent's Office, in same day funds. Upon receipt of any such payments, repayments or optional prepayments, the Agent shall forthwith distribute to each of the Lenders their Pro Rata Share of the aggregate amount received by the Agent. If for whatever reason any such payments, repayments or optional prepayments are made directly to any Lender, such Lender, following similar procedures of payments contemplated in Section 4.4, shall promptly deliver any amount received to the Agent for distribution. All payments, repayments or optional prepayments made by the Borrower to the Agent under this

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                                      -33-



Agreement for the account of the Lenders, shall be deemed to be payments, repayments or optional prepayments made to the Lenders.

8.7       PAYMENT ON BUSINESS DAY AND BY 11:00 A.M. NEW YORK TIME.   Whenever
any payment, repayment or optional prepayment falls due on a day which is not a Business Day, such payment, repayment or optional prepayment shall be made on the next following Business Day, save and except in the case of a Eurodollar Loan, where the result of such an extension would be to extend such payment, repayment or optional prepayment into another calendar month, same shall be made on the immediately preceding Business Day. Furthermore, any amounts received after 11:00 A.M. New York time, on any Business Day, shall be applied to the appropriate payment, repayment or optional prepayment which was required to be made on such Business Day, on the next following Business Day. Until so applied, interest shall continue to accrue as provided in this Agreement on the amount of such payment, repayment or optional prepayment.

8.8 PAYMENT BY AGENT AT THE RESPECTIVE BRANCHES OF ACCOUNT OF THE LENDERS. All payments required to be made by the Agent to any of the Lenders shall be made at such office or branch of such Lender as such Lender may specify from time to time in accordance with the provisions of Section 18.1 by following at all times procedures similar to those contemplated in Section 4.4.

8.9       OBLIGATION TO PAY ABSOLUTE.   The obligations of the Borrower to make
payments on the Loans as and when in this Agreement provided shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances without any right of compensation or set-off and notwithstanding any defence, right of action or claim of any nature whatsoever which the Borrower may at any time have or have had against the Agent or a Lender, whether in connection with this Agreement or otherwise.


                                    ARTICLE 9

                                    SECURITY

9.1       SECURITY.   As a general and continuing collateral security for the
performance by the Borrower of all its obligations present and future, direct and indirect, absolute and contingent, presently owing and due and hereafter to become owing and due to the Lenders and the Agent, including, without limiting the generality of the foregoing, the performance of the obligations of the Borrower towards the Lenders and the Agent under this Agreement and the Pledge Agreement and the obligation to repay in principal, interest and accessories and upon the terms and conditions provided for hereunder and thereunder, all present and future Indebtedness of the Borrower and whether the Borrower be bound alone or with another or others and whether as principal or surety, the Borrower, either prior to, concurrently with or subsequent to the execution of this Agreement, shall have:

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                                      -34-



          9.1.1 executed and delivered to the Agent a pledge agreement in the form attached hereto as Schedule "E" pursuant to the terms of which the Loyal American Shares are to be pledged and a first ranking Lien is to be created thereon, the whole in favour of the Agent for the benefit of the Lenders;

          9.1.2 delivered to the Agent, in its capacity as "Collateral Custody Agent" under the Pledge Agreement, all certificates representing or evidencing the Loyal American Shares, accompanied by duly executed instruments of transfer or assignment, which instruments shall reflect that any subsequent transfer or assignment by the Lenders of the Loyal American Shares shall be subject to the terms and conditions of the Pledge Agreement;

          9.1.3 provided the Agent with a duly executed copy of a support agreement in the form attached hereto as Schedule "F" under the terms of which DLFC shall provide the Borrower with certain covenants and agreements therein contemplated; and

          9.1.4 provided the Agent with a duly executed copy of an agreement in the form attached hereto as Schedule "G" under the terms of which DLFC shall confer upon the Lenders all of the benefit of the Support Agreement.

9.2       UNDERTAKING OF THE LENDERS TO RELEASE THE PLEDGE AGREEMENT AND THE
LOYAL AMERICAN SHARES.   The Lenders do hereby covenant and agree to release the
Loyal American Shares from the Lien created thereon by the Pledge Agreement on condition that:

          9.2.1 on the date of any such proposed release, the Commitments are equal to or less than $35,000,000;

          9.2.2 on the date of any such proposed release, no Default or Event of Default exists;

          9.2.3 the Borrower shall have issued a notice to the Agent at least 10 Business Days prior to the date of the requested release, requesting same; and

          9.2.4 the Borrower shall have paid any costs or expenses incurred by the Agent or any Lender in connection with any such release.

9.3       REPAYMENT OF LOANS NOT TO AFFECT SECURITY.   Subject to Section 9.2,
the repayment of the Loans by the Borrower shall not affect the collateral security held by the Lenders under the terms of Section 9.1 as security for the performance by the Borrower of any of its other obligations referred to in the said Section 9.1.

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                                   ARTICLE 10

                              CONDITIONS PRECEDENT

10.1      PRIOR TO THE FIRST ADVANCE.   Prior to or concurrently with the
request for the first Advance under the Available Commitments:

          10.1.1 the Borrower shall have delivered to the Agent and the Special Counsel:

               10.1.1.1 certified copies of the charter documentation and by-laws of DLFC, the Borrower and each Material Subsidiary of the Borrower and all corporate action taken by DLFC and the Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party (including, without limitation, a certificate of DLFC and the Borrower setting forth the resolution of its board of directors authorizing the transactions contemplated thereby);

               10.1.1.2 a certificate in respect of the name and signature of each of the officers or directors, respectively of DLFC, the Borrower and each Material Subsidiary of the Borrower (y) who is authorized to sign on its behalf the Loan Documents to which it is a party, and (z) who will, until replaced by another officer, officers, director or directors duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with such Loan Documents. The Agent and each Lender may rely conclusively on such certificates until the Agent receives notice in writing from the Borrower to the contrary;

          10.1.2    the Borrower shall have:

               10.1.2.1 signed and executed such of the Security Documents it is required to sign and execute and shall have delivered to the Agent the Security Documents as well as all such other documents referred to in this
Section 10.1; and

               10.1.2.2 attended to the due registration or filing of any financing statement or statements required by any applicable Law with respect to the Security Documents;

          10.1.3 the Borrower shall have delivered to the Agent and the Special Counsel:

               10.1.3.1 the satisfactory opinion of Messrs. Armbrecht, Jackson, DeMouy, Crowe, Holmes & Reeves, counsel to the Borrower and Loyal American addressed to the Lenders, the Agent and the Special Counsel and dated the date of the first Advance hereunder, in substantial conformity with the form of opinion attached hereto as Schedule "H" and covering such other matters incidental to the transactions contemplated hereby as the Majority Lenders, through their Agent, may request;

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                                      -36-



               10.1.3.2 the satisfactory opinion of Messrs. Proskauer, Rose, Goetz & Mendelsohn, special New York counsel to the Borrower addressed to the Lenders, the Agent and the Special Counsel, and dated the date of the first Advance hereunder, in substantial conformity with the form of opinion attached hereto as Schedule "I" and covering such other matters incidental to the transactions contemplated hereby as the Majority Lenders, through their Agent, may request;

               10.1.3.3 the satisfactory opinions of Messrs. McCarthy, Tetrault and of Ms. Lise Bernier, Director of Legal Affairs of DLFC who jointly are counsel to DLFC, addressed to the Lenders, the Agent, the Canadian Special Counsel, the Special Counsel and to Messrs. Proskauer, Rose, Goetz & Mendelsohn and dated the date of the first Advance hereunder, in substantial conformity with the form of opinions attached hereto as Schedule "J" and covering such other matters incidental to the transactions contemplated hereby as the Majority Lenders, through their Agents, may request;

               10.1.3.4 the satisfactory opinion of Mr. William T. Gaynor Jr., Assistant General Counsel to Prairie States Life Insurance Company, counsel to Prairie States Life Insurance Company and Prairie National Life Insurance Company addressed to the Lenders, the Agent and the Special Counsel and dated the date of the first Advance hereunder, in substantial conformity with the form of opinion attached hereto as Schedule "K" and covering such other matters incidental to the transactions contemplated hereby as the Majority Lenders, through their Agent, may request;

               10.1.3.5 the satisfactory opinion of Messrs. Proskauer, Rose, Goetz & Mendelsohn, special New York Counsel to DLFC addressed to the Lenders, the Agent and the Special Counsel, and dated the date of the first Advance hereunder, in substantial conformity with the form of opinion attached hereto as Schedule "L" and covering such other matters incidental to the transactions contemplated hereby as the Majority Lenders, through their Agent, may request;

          10.1.4 the Borrower shall have delivered to the Agent, a certificate signed by two Responsible Officers of the Borrower attesting and stating that:

               10.1.4.1 each said officer has taken cognizance of all the terms of the present Agreement and of the contracts, agreements and documents ancillary thereto and of all documents and agreements governing the borrowings of the Borrower; and

               10.1.4.2 each said officer has taken cognizance and reviewed the transactions, operations and status of business of the Borrower since the last certificate given hereunder or, as the case may be, since the execution of this Agreement, and that all conditions and requirements of this Agreement and of contracts, agreements and documents ancillary thereto have been accomplished and satisfied and that each said officer does not know of the existence, as of the date of the certificate, of a condition or of any fact whatsoever, constituting or having constituted, a Default or an Event of Default or, if such condition exists or has existed during the period covered by the certificate, then specifying its nature and duration and describing the measures taken or intended to be taken to remedy the Default, Event of Default or anticipated Event of Default;

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                                      -37-



          10.1.5 the Agent shall have received the opinion of the Special Counsel, addressed to the Lenders and the Agent and dated the date of the first Advance hereunder, in form and substance satisfactory to the Majority Lenders covering such matters incidental to the transactions contemplated hereby as the Majority Lenders, through their Agent, may request;

          10.1.6 the Agent shall have received a copy of an exemptive order issued pursuant to Section 27-29-3(f)(2), CODE OF ALABAMA (1975) by the Commissioner of Insurance of the State of Alabama with respect to the Pledge Agreement;

          10.1.7 the Agent shall have received the Annual Report on Form 10-K filed by the Borrower pursuant to Section 13 or 15(d) of the 1934 Act for the most recent fiscal year terminating prior to the date of the first Advance for which such a report is due to be filed, which report, in the judgment of the Majority Lenders, must confirm that there has occurred no material adverse change since the Annual report of the Borrower on Form 10-K with respect to its fiscal year ended on December 31, 1993;

          10.1.8 the Agent shall have received payment in full of the Commitment Fee and of the Agency Fee;

          10.1.9 the Agent shall have received a statement of account from the "Facility Agent" under the Existing Credit Agreement setting out the outstanding Indebtedness of the Borrower under the Existing Credit Agreement, in principal, interest, fees and accessories;

          10.1.10 the Agent shall have received an irrevocable direction of payment from the Borrower directing that the proceeds of the first Advance be paid to the "Facility Agent" for the account of the "Banks" under the Existing Credit Agreement;

          10.1.11 the Agent shall have received evidence, satisfactory to the Majority Lenders, that the Borrower has paid to the "Facility Agent" under the Existing Credit Agreement an amount equal to the difference between the Indebtedness of the Borrower, under the Existing Credit Agreement, in principal, interest, fees and accessories and the amount of the first Advance; and

          10.1.12 the Borrower shall have complied with all the applicable terms and conditions of this Agreement.

10.2      ADVANCES UNDER THE AVAILABLE COMMITMENTS DURING THE REVOLVING
PERIOD.   Subject to and upon compliance with all of the relevant terms and conditions of this Agreement, at any time and from time to time during the Revolving Period, the Borrower may draw down the whole or any part of the Available Commitments, if on or prior to the date of any requested Advance, the
Agent:

          10.2.1 shall have received a Draw Down Notice no less than three Banking Days prior to a requested Advance;

          10.2.2 shall have received a Certificate of Officers dated as of the date of a requested Advance;

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                                      -38-



          10.2.3 shall have calculated that the amount of the requested Advance is not greater than the Available Commitments and in the case of the first Advance, shall have concluded that it is not for less than the Commitments; and

          10.2.4 shall not have been informed by any Lender that a Default or Event of Default exists under the terms hereof.


                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

So long as any Loan or any other amount payable hereunder is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower hereby represents and warrants to the Lenders and the Agent with respect to itself and its various Material Subsidiaries that:

11.1      CAPITAL STOCK OF THE BORROWER.   The authorized Capital Stock of the
Borrower consists of 20,000,000 shares of voting common stock, $.05 par value per share, of which, as of April 15, 1994, 7,593,757 shares were issued and outstanding, and 5,000,000 preferred shares, $.01 par value per share, issuable in series, of which, as of April 15, 1994, 41,468 Series A Redeemable Convertible Preferred Shares ("Preferred Shares") were issued and outstanding and 808 of such Preferred Shares were held by Loyal American. All such outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable shares, free of preemptive rights. Except for options with respect to 534,023 shares of the Borrower's common stock granted pursuant to the Borrower's Amended and Restated Executive Stock Option Plan, there are no outstanding, nor has the Borrower agreed to grant or to issue, any options, warrants or similar rights to others to acquire or receive any of its authorized but unissued shares of Capital Stock. 517,739 shares of the Borrower's Capital Stock were held on April 15, 1994 in the treasury of the Borrower. There are no voting trusts or other agreements or understandings with respect to the voting of the Capital Stock of the Borrower of which the Borrower is aware. The Borrower's voting common stock is vested with all the voting rights of the Borrower and the Borrower is not subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or obtain any shares of its Capital Stock except with respect to the Preferred Shares. The Voting Shares of the Borrower are publicly traded on the American Stock Exchange.

11.2      CAPITAL STOCK OF THE LOYAL AMERICAN.   The authorized Capital Stock of
Loyal American consists of 2,500 shares of voting common stock, $3,000 par value per share, of which, as of the date hereof, 1,000 shares are issued and outstanding. All such outstanding shares of Capital Stock have been validly issued and are fully paid and non-assessable shares and free of preemptive rights. There are no outstanding, nor has Loyal American agreed to grant or to issue, any options, warrants or similar rights to others to acquire or receive any of its authorized but unissued shares of Capital Stock. No shares of the Capital Stock of Loyal American are held on the date hereof in the treasury of Loyal American. There are no voting trusts or other agreements or understandings with respect to the voting of the Capital Stock of Loyal American. The voting common stock of Loyal American is vested with all the voting rights of Loyal American. Loyal American is not subject to

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                                      -39-



any obligation (contingent or otherwise) to repurchase or otherwise acquire or retain any shares of its Capital Stock.

11.3      MATERIAL SUBSIDIARIES.   The only Material Subsidiaries of the
Borrower are as listed in Schedule "M" hereto. The said Schedule correctly sets forth as to each Material Subsidiary its name, the jurisdiction of its incorporation, the jurisdiction of its principal place of business, the name of its parent company, and the number of authorized shares of Capital Stock of such Material Subsidiary. Each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) and all necessary franchises and rights to own and operate its properties and to conduct its business as currently conducted and as currently proposed to be conducted. All of the outstanding shares of Capital Stock of each class of each said Material Subsidiary have been validly issued and are fully paid and nonassessable and are free and clear of any Liens.

11.4      OWNERSHIP OF SHARES.    Schedule "N" hereof sets forth certain
information concerning each Person who, to the knowledge of the Borrower, beneficially owns or exercises control over Voting Shares of the Borrower comprising more than 10% of the votes attached to all of the Voting Shares of the Borrower.

11.5      ORGANIZATION AND AUTHORITY.   Each of DLFC, the Borrower and each
Material Subsidiary of the Borrower (x) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation; (y) has all requisite power and authority (corporate and other) and all necessary franchises, licenses, permits and rights to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted; and (z) has made all filings and holds all licenses, permits and foreign corporation registrations which are required under the Laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, qualifications, licenses, permits or registrations necessary, except for any such filings, qualifications, licenses, permits or registrations, which, if not made or obtained would not singly or in the aggregate have a Material Adverse Effect.

11.6      AUTHORIZATION OF DOCUMENTS BY THE BORROWER.   The Borrower has the
power, and has taken all necessary action, to authorize it to enter into the transactions contemplated hereunder, to create the security provided in such of the Security Documents to which it is a party and to execute, deliver and perform this Agreement and each of the Security Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Security Documents to which Borrower is a party have been duly executed and delivered by its duly authorized officers and this Agreement is, and each of the Security Documents to which the Borrower is a party, when executed and delivered in accordance with this Agreement will be a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar Law affecting the enforcement of creditor's rights generally, and subject to the limitation that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

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                                      -40-



11.7      AUTHORIZATION OF DOCUMENTS BY THE DLFC.   DLFC has the power, and has
taken all necessary action, to authorize it to enter into the transactions contemplated by the Support Agreement and the DLFC Agreement, to create the security provided in such of the Security Documents to which it is a party and to execute, deliver and perform each of the Security Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated thereby. Each of the Security Documents to which DLFC is a party has been duly executed and delivered by its duly authorized officers and constitute the legal, valid and binding obligation of DLFC enforceable in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar Law affecting the enforcement of creditor's rights generally, and subject to the limitation that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

11.8      COMPLIANCE WITH LAWS, ETC. OF AGREEMENT.   The execution, delivery and
performance of this Agreement and each of the Security Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not require any consent or approval, violate any Law, conflict with, result in a breach of, or constitute a default under the incorporating documents, as amended from time to time, or under the by-laws of anyone of DLFC, the Borrower or any Material Subsidiary of the Borrower or under any agreement or instrument to which any one thereof is a party or by which any one thereof or any of their respective properties may be bound, or result in or require the creation or imposition of any Lien (other than a Permitted Encumbrance) upon or with respect to any property now owned or hereafter acquired by anyone thereof, except for the consents referred to in subsection 10.1.6.

11.9      BUSINESS.   The Borrower is engaged solely in the business of
financial services and other activities incidental thereto. Loyal American is engaged solely in the business of insurance and financial services and other activities incidental thereto.

11.10     COMPLIANCE WITH LAW.   DLFC, the Borrower and each Material Subsidiary
of the Borrower are in compliance with all Laws, including without limiting the generality of the foregoing, those relating to environmental matters, non-compliance with which would, singly or in the aggregate, have a Material Adverse Effect.

11.11     TITLE TO PROPERTY.   The Borrower and each of its Material
Subsidiaries have good, marketable and legal title to all of their respective properties and assets. None of the properties or assets of the Borrower or any of its Material Subsidiaries is subject to any Lien, except Permitted Encumbran-ces.

11.12     LITIGATION.   Except as set out in Schedule "O", there is no action,
notice of infraction, suit or proceeding pending against nor, to the knowledge of the Borrower, any action, notice of infraction, suit or proceeding threatened against or in any other manner relating adversely to DLFC, the Borrower or any Material Subsidiary of the Borrower or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which is likely to be ultimately resolved in a manner which would, singly or in the aggregate, have a Material Adverse Effect.

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                                      -41-



11.13     TAXES.   All federal, state, provincial and other tax returns of DLFC, the Borrower and the Material Subsidiaries of the Borrower required by Law to be filed have been duly filed, and all federal, state, provincial and other taxes, assessments and other governmental charges or levies upon DLFC, the Borrower and the Material Subsidiaries of the Borrower and any of their respective properties, incomes, profits, capital and assets, which are due and payable, have been paid, except any such payment of which the concerned party is contesting in good faith by appropriate proceedings and for which, in each case, appropriate reserves have been provided on the books of DLFC, the Borrower or the affected Material Subsidiary or Subsidiaries of the Borrower, as the case may be, and as to which, in each case, neither any Lien, other than a Permitted Encumbrance, has attached, nor any foreclosure, distraint, seizure, attachment, sale or similar proceeding has been commenced. The charges, accruals and reserves on the books of DLFC, the Borrower and the Material Subsidiaries of the Borrower in respect of taxes are adequate, in the judgment of DLFC, the Borrower and the Material Subsidiaries of the Borrower, respectively.

11.14     FINANCIAL CONDITION OF THE BORROWER.   The audited consolidated
balance sheet of the Borrower and its Subsidiaries contained in the Borrower's Annual Report on Form 10-K, prepared pursuant to Section 13 or 15(d) of the 1934 Act, for the year ended December 31, 1993, filed with the SEC and the related consolidated statements of income and retained earnings and cash flows for such period, accompanied by the report of Coopers & Lybrand, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries contained in the Borrower's Quarterly Report on Form 10-Q, prepared pursuant to Section 13 or 15(d) of the 1934 Act, for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 filed with the SEC and the related consolidated statement of income and condensed statement of cash flows for such period, copies of which have heretofore been furnished to the Lenders, present fairly the consolidated financial position of the Borrower and its Subsidiaries as at such dates and the consolidated results of their operations and changes in financial position for the periods then ended. All such financial statements, including the schedules and notes to such financial statements, have been prepared in accordance with
GAAP applied consistently throughout the periods involved.   As of the date
hereof, neither the Borrower nor any of its Subsidiaries has any contingent liability, liability for taxes, long-term lease or unusual forward or long-term commitment which is material to the financial condition of the Borrower or any of its Subsidiaries and which is not reflected in the foregoing statements or in the notes thereto;

11.15     NO ADVERSE CHANGE WITH RESPECT TO THE BORROWER.   Since December 31,
1993, there has been no material adverse change in the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower and no event has occurred or failed to occur which has had or will have a Material Adverse Effect.

11.16     FINANCIAL STATEMENTS OF DLFC.   The financial statements and balance
sheet of DLFC as at December 31, 1993, and related statements of operations, shareholders' equity and changes in financial position for the fiscal year then ended, all as certified by Raymond, Chabot, Martin, Pare are complete and correct in all material respects and present fairly, in accordance with Canadian generally accepted accounting principles, consistently applied, the financial position of DLFC as at such date. Except as disclosed in such balance sheets and statements, DLFC has no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of DLFC.

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                                      -42-



11.17     NO ADVERSE CHANGE WITH RESPECT TO DLFC.   Since December 31, 1993,
there has been no material adverse change in the business, assets, liabilities, financial position, results of operations or business prospects of DLFC and no event has occurred or failed to occur which has had or will have a Material Adverse Effect.

11.18     GOVERNMENTAL REGULATIONS.   Neither DLFC, the Borrower nor any
Material Subsidiary of the Borrower is required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with, any federal, state, provincial or local regulatory authority in connection with the execution, delivery and performance, in accordance with their respective terms, of any Loan Documents to which it is party, the borrowing hereunder and the granting of the security created by the Security Documents, except the consents referred to in subsection 10.1.6.

11.19     MATERIAL AGREEMENTS AND RESTRICTIONS.   Neither one of DLFC, the
Borrower nor any Material Subsidiary of the Borrower is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any governmental or other restriction, or any judgment, decree or order of any Governmental Authority which has or, so far as the Borrower can now reasonably foresee, will have a Material Adverse Effect.

11.20     PRIORITY OF LIEN.   The Liens created, evidenced or constituted by the
Pledge Agreement are valid and are subject to no Liens that are prior to, on a parity with or junior thereto and are enforceable as security for the obligations secured thereby against the Borrower and all third parties.

11.21     APPROVALS.   Except for any of such Approvals which, if not obtained
or if not in full force and effect, would not singly or in the aggregate have a Material Adverse Effect, all approvals, certificates of authorization, consents, permits, orders, registrations, declarations, filings, notices and other actions to be taken in respect of any federal, state, provincial or local Governmental Authority (the "Approvals"), which are necessary for the ownership and operation by each one of DLFC, the Borrower and the Material Subsidiaries of the Borrower of its business and all of the properties related thereto, have been duly obtained, made or taken and are in full force and effect, are not subject to further approval or appeal, or any pending or threatened legal or administrative proceedings, and the Borrower has no knowledge of any facts which, as a matter of Law, are sufficient to justify the commencement by any Governmental Authority of any proceeding for the termination or revocation of such Approvals.

11.22     U.S. FEDERAL REGULATIONS.   No part of the proceeds of the Revolving
Loans hereunder will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by the Agent, the Borrower will furnish to each Lender a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.


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11.23     ERISA.   No Reportable Event has occurred during the immediately
preceding six-year period with respect to any Plan which, if such Plan then terminated, could have a Material Adverse Effect, and each Plan has complied and has been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the end of the last Plan year applicable thereto, exceed the value of the assets of such Plan allocable to such Benefits by an amount which could have a Material Adverse Effect. Except as disclosed pursuant to Section 13.6, neither the Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan which would have a Material Adverse Effect, and the liability to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as the most recent valuation date applicable thereto could not have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvent nor, to the best knowledge of the Borrower, is any such Reorganization or Insolvency reasonably likely to occur.

11.24     ACCURACY AND COMPLETENESS OF INFORMATION.   All information, reports
and other papers and data relating to the Borrower, and any Material Subsidiary of the Borrower, furnished to any Lender by or on behalf of the Borrower or any of the said Persons, as the case may be, were, at the time the same were so furnished, taken as a whole, complete and correct in all material respects to the extent necessary to give such Lender a true and accurate knowledge of the subject matter. No fact is currently known to the Borrower which has or may have a Material Adverse Effect which has not been set forth or referred to herein or in such information, reports and other papers and data or otherwise specifically disclosed in writing to the Lenders.

11.25     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.   All statements contained
in any certificate, financial statement, legal opinion or other document delivered to the Agent or any Lender by or on behalf of the Borrower, including or pursuant to or in connection with this Agreement, the Security Documents or any other documents contemplated by any thereof or any amendments to any thereof, or in connection with any of the transactions contemplated hereby or thereby, shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement, other than those made under or in connection with Sections 11.1, 11.2, 11.3 and 11.4 and other than those the incorrectness of which individually or in the aggregate, would not have a Material Effect shall be deemed to be made and shall be true and correct, in all material aspects, at and as of the date of this Agreement, at and as of the date of any Advance hereunder and so long as any Loan or other amount payable hereunder is outstanding and unpaid. The representations and warranties made under or in connection with Sections 11.1, 11.2, 11.3 and 11.4 shall be true and correct, in all material respects, at and as of the date of this Agreement. All representations and warranties made under this Agreement shall survive, and not be waived, by the execution and delivery of this Agreement, any investigation by or on behalf of the Agent or any Lender or the making of any Loan under this Agreement.


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                                   ARTICLE 12

                                GENERAL COVENANTS

So long as any Loan or any other amount payable hereunder is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Borrower covenants and agrees with respect to itself and its various Material Subsidiaries, as applicable, that it will and will cause each of its Material Subsidiaries to:

12.1      PRESERVATION OF EXISTENCE, ETC.   Preserve and maintain its corporate
existence and preserve and maintain all rights, franchises, licenses and privileges necessary or desirable in the normal conduct of its business, and qualify and remain qualified and authorized to do business in each jurisdiction which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to so preserve and maintain said rights, franchises, licences and privileges or where the failure to qualify, as the case may be, would singly or in the aggregate, have a Material Adverse Effect. So long as the Borrower shall be entitled to borrow hereunder, the Borrower shall maintain, and take all actions necessary to maintain, in full force and effect the action taken by the Borrower to authorize the borrowings hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement, and any other documents required or contemplated hereunder and the consummation of the transactions contemplated hereby and thereby, and notify the Agent of any change in the incumbency of Persons authorized by the Borrower to sign documents as stated in the certificate of incumbency referred to in paragraph 10.1.1.2 (and the Agent and the Lenders shall be entitled to assume that such certificate and any subsequent notice with respect thereto continue to be correct unless and until the Borrower shall have notified the Agent in writing of any change in the facts stated therein).

12.2      OBTAIN AUTHORIZATIONS.   From time to time, obtain and maintain or
cause to be obtained and maintained any authorization, Approval, license or consent of or from any official, agency or instrumentality of any federal, provincial or local Governmental Authority or any political subdivision thereof which may be or become necessary or required in order that the Borrower may fulfil its obligations hereunder and under the Security Documents.

12.3      BUSINESS, COMPLIANCE WITH APPLICABLE LAW.   Engage solely in the
business referred to in Section 11.9, carry on and conduct its business in a proper and efficient manner so as to preserve and protect the earnings, incomes and profits therefrom and keep or cause to be kept, proper and lawful records and books of account and make or cause to be made therein, true and faithful entries of all dealings and transactions in relation to its business, all in accordance with GAAP applied on a consistent basis and comply with all Requirements of Law and the terms and conditions of all permits, licenses, certificates and Approvals, non-compliance with which would, singly or in the aggregate, have a Material Adverse Effect, PROVIDED, HOWEVER, that nothing herein shall require the Borrower or any of its Material Subsidiaries to comply with any Requirement of Law or the terms or conditions of any permit, license, certificate or Approval so long as the applicability or validity


                                 Page 57 of 103


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                                      -45-



thereof shall be contested by it in good faith and by appropriate proceedings and so long as non-compliance while so contesting shall not have a Material Adverse Effect.

12.4      MAINTENANCE OF PROPERTIES.   Maintain or cause to be maintained in
good repair, working order and condition all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

12.5      INSURANCE.   Maintain insurance from responsible companies in such
amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower or any of its Material Subsidiaries, as the case may be, operates.

12.6      PAYMENT OF TAXES AND CLAIMS.   Pay and discharge all taxes,
assessments and governmental charges or levies imposed upon it or upon its income, capital or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for rents, labour, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties, provided, however, that such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings need not be paid if appropriate reserves shall have been set aside on the appropriate books, and only for so long as such tax, assessment, charge, levy, claim or quarterly instalment does not become a Lien or charge other than a Permitted Encumbrance and no foreclosure, distraint, seizure, attachment, sale or similar proceedings shall have been commenced.

12.7      VISITS AND INSPECTIONS.   Permit representatives of any of the Lenders
to visit and inspect its properties during normal business hours, inspect and make extracts from and copies of its books and records and discuss with its principal officers its business, assets, liabilities, financial position, results of operations and business prospects.

12.8      PAYMENT OF INDEBTEDNESS.   Pay any and all of its Indebtedness the
amount of which exceeds singly or in the aggregate $1,000,000 when and as the same becomes due, save and except for such Indebtedness unless it or others on its behalf are contesting diligently and in good faith its obligation to pay and for which it has provided the Lenders with security reasonable to the Majority Lenders, in an amount sufficient to pay in principal, interest and costs, such Indebtedness, should such contestation be unsuccessful. The provisions of this
Section 12.8 shall pertain only to the Borrower.

12.9      MAINTENANCE OF SHAREHOLDERS' EQUITY.   Maintain at all times, on a
consolidated basis for the Borrower, Shareholders' Equity of not less than $75,000,000.


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                                   ARTICLE 1.

                              INFORMATION COVENANTS

So long as any Loan or any other amount payable hereunder is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Borrower covenants and agrees that it will furnish or cause to be furnished to the Agent:

13.1      QUARTERLY FINANCIAL STATEMENTS AND INFORMATION.   As soon as
available, but in any event no later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, copies of (y) the Quarterly Report on Form 10-Q filed by the Borrower pursuant to Section 13 or 15(d) of the 1934 Act with the SEC (or if the Borrower is no longer a reporting company under the 1934 Act, such comparable information) containing the condensed consolidated balance sheet of the Borrower and its Subsidiaries at the end of, and the related condensed consolidated statements of income and condensed statements of cash flows for, the interim period ending at the end of, such quarter, and (z) the respective quarterly financial statements filed by each Material Subsidiary which files such with insurance regulatory authorities.

13.2      ANNUAL FINANCIAL STATEMENTS AND INFORMATION.   As soon as available,
but in any event within 105 days after the end of each fiscal year of the Borrower, copies of (y) of the Annual report on Form 10-K filed by the Borrower pursuant to Section 13 or 15(d) of the 1934 Act with the SEC (or if the Borrower is no longer a reporting company under the 1934 Act, such comparable information) containing the consolidated balance sheet of the Borrower and its Subsidiaries at the end of, and the related consolidated statements of income and retained earnings and cash flows for, such year, and (z) the respective annual statutory statements filed by each Material Subsidiary which files such with insurance regulatory authorities.

13.3      CERTIFICATES: OTHER INFORMATION OF THE BORROWER.   the following:

          13.3.1 concurrently with the delivery of the financial statements referred to in Sections 13.1 and 13.2, a Certificate of Officers and a certificate of the Responsible Officers providing any changes that may result to Schedule "M" with respect to the Material Subsidiaries of the Borrower; and

          13.3.2 to the extent not provided pursuant to Sections 13.1 and 13.2, (x) concurrently with the delivery of the financial statements referred to in Section 13.2 above, copies of the financial statements and reports which the Borrower sends to its stockholders for such period, (y) contemporaneously with the delivery thereof to its stockholders, copies of the annual report and proxy statement which the Borrower sends to its stockholders, and (z) within 15 days after the same are sent or filed, respectively, copies of all other financial statements, prospectus, reports on Form 8-K and any other reports which the Borrower sends to its stockholders or files with the SEC.


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                                      -47-



13.4      ANNUAL FINANCIAL STATEMENTS OF DLFC.   Within 120 days after the end
of each fiscal year of DLFC, the financial statements and balance sheet of DLFC and the Subsidiaries thereof listed below as at the end of such fiscal year and the related consolidated statements of operations, earnings and retained earnings, shareholders' equity and changes in financial position for such fiscal year, setting forth in each case in comparative form, the figures as at the end of and for the previous fiscal year, all as certified by a Canadian firm of independent chartered accountants of recognized standing appointed by DLFC. The Subsidiaries of DLFC to which reference is made above are Desjardins Trusco Inc., Desjardins Securities Inc., Societe de portefeuille du Groupe Desjardins assurances generales Inc., Laurentian Bank of Canada and Laurentian Financial Inc. as well as such other Subsidiaries of DLFC which from time to time shall represent on the consolidated statements of DLFC a position of equivalent importance to that presently represented by the foregoing Subsidiaries of DLFC.

13.5      OTHER INFORMATION.   From time to time and promptly upon each request,
such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any of its Material Subsidiaries as the Agent may reasonably request.

13.6      NOTICE OF LITIGATION AND OTHER MATTERS.   Prompt notice of the
following events after the Borrower has become aware thereof:

          13.6.1 the commencement of all proceedings (including any notices of infraction) and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against, or (to the extent known to the Borrower) in any other way relating adversely to DLFC, the Borrower or any Material Subsidiaries of the Borrower or any of their respective properties, assets or businesses which, if adversely determined, could singly or when aggregated with all other such proceedings, investigations and actions if adversely determined, have a Material Adverse Effect;

          13.6.2 any material change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of DLFC, the Borrower or any Material Subsidiary of the Borrower, other than changes in the ordinary course of business which will not have a Materially Adverse Effect;

          13.6.3 any Default or Event of Default or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default under any material agreement, other than this Agreement, to which DLFC, the Borrower or any Material Subsidiary of the Borrower is a party or by which any one thereof or any of their respective properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

          13.6.4 the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or the institution of proceedings or the taking of any other action by PBGC, the Borrower or any Commonly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan.


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                                      -48-



                                   ARTICLE 2.

                               NEGATIVE COVENANTS

So long as any Loan or any other amount payable hereunder is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Borrower covenants and agrees that it will not and as each of the following provisions may require, will ensure that its Material Subsidiaries do not:

14.1      Loans and Investments in any Person.   Directly or indirectly, make
any loan, advance, extension of credit, capital contribution or investment to or in any Person, or purchase or otherwise acquire for a consideration any evidences of Indebtedness, Capital Stock, partnership units or other securities of any Person or acquire assets of another Person in circumstances which would qualify such acquisition as a bulk sale (referred to herein as an "Investment") other than Investments in:

          14.1.1    Liquid Investments;

          14.1.2 any debt or equity instrument which is rated by one or both of Moody's and S&P on the date the Investment is made as Investment Grade; and

          14.1.3 other securities made in the ordinary course of business by the Borrower.

The provisions of this Section shall pertain only to the Borrower.

14.2      DISTRIBUTIONS.   Declare or pay any dividends or return any capital to
its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any of its Capital Stock of any class now or hereafter outstanding, or set aside any funds for any of the foregoing purposes (collectively referred to herein as a "Distribution"). Notwithstanding the foregoing provisions of this Section 14.2, but subject nevertheless to the conditions provided below:

          14.2.1 to the extent permitted by applicable Law, the Borrower may declare and pay dividends on and may redeem its currently outstanding Preferred Shares defined in Section 11.1; and

          14.2.2 the Borrower may declare or make payment with respect to any Distributions at any time on condition that at the time of such declaration or payment, no Default or Event of Default exists or after the making of such a declaration or payment, no Default or Event of Default would result as a consequence thereof and, further, that the sum of (x) the sum of the aggregate amount of any Distribution declared or paid during the period commencing as of and from January 1, 1993 up to and including the day preceding any day any other Distributions are proposed to be declared or paid or any sums are proposed to be paid pursuant to the provisions of


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                                      -49-



Section 14.8 plus any sums paid pursuant to the provisions of Section 14.8 during any such period, (y) the aggregate amount of any such Distribution proposed to be declared or paid at such time plus (z) any sums proposed to be paid pursuant to the provisions of Section 14.8, does not exceed in the aggregate an amount equal to 50% of the Cumulative Net Profits of the Borrower up to the time of such declaration or payment.

The provisions of this Section shall pertain only to the Borrower.

14.3      LIENS.   Create, assume, incur or suffer to exist, directly or
indirectly, any Lien on or in respect of any property whether now owned or possessed or hereafter acquired or possessed by the Borrower or any of its Subsidiaries, other than Permitted Encumbrances.

14.4      SALES OF ASSETS.   Sell, alienate, assign, lease or otherwise dispose
of the whole or any part of the property or assets of the Borrower or any of its Material Subsidiaries or enter into any sale and leaseback transaction with respect to any of such property or assets, except that the Borrower and its Material Subsidiaries may effect (y) routine and customary dispositions of assets in the ordinary course of business and for the purpose of carrying on same and (z) other dispositions of assets PROVIDED, HOWEVER, that the aggregate net book value of assets disposed by the Borrower and its Material Subsidiaries pursuant to this clause (z) of Section 14.4 cannot exceed in the aggregate, as of and from the date hereof up to and including the date that the Loans shall have been repaid in full and the Commitments terminated, 10% of the Borrower's consolidated assets as they appeared on the Annual Report on Form 10-K dated December 31, 1993 which the Borrower delivered to the Agent.

14.5      CONSOLIDATION, AMALGAMATION, MERGER, ETC.   Wind-up, liquidate or
dissolve the affairs of the Borrower or any of its Significant Subsidiaries or enter into or permit any of its Significant Subsidiaries to enter into any transaction of amalgamation, merger or consolidation (or agree or permit the agreement to do any of the foregoing at any future time) save and except for any amalgamation, merger or consolidation among two or more Significant Subsidiaries or among the Borrower and one or more of the Significant Subsidiaries, PROVIDED, HOWEVER, that where any such permitted amalgamation, merger or consolidation includes Loyal American, the stock of the resulting or consolidated corporations must be pledged in favour of the Agent for the benefit of the Lenders under the same terms and conditions as those contemplated in the Pledge Agreement immediately upon the occurrence of such amalgamation, merger or consolidation. Upon such pledge and as a condition to such amalgamation, merger or consolidation involving Loyal American being permitted under the terms of this
Section 14.5, the Borrower shall provide the Agent with such opinions of appropriate counsel and consents as were provided with respect to the pledging of the Loyal American Shares prior to the first Advance.

14.6      CHANGE IN BUSINESS.   Effect or cause to be effected any material
change in the business of the Borrower described in Section 11.9 nor in any of the respective businesses of the Subsidiaries of the Borrower, to the extent that same does not constitute the business of financial services, insurance and other activities incidental thereto.


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                                      -50-



14.7      INDEBTEDNESS.   Create, assume, incur or otherwise become or remain
obligated in respect of, or permit to be outstanding for the Borrower or any Material Subsidiary thereof, any Indebtedness, other than:

          14.7.1    under this Agreement and the Security Documents;

          14.7.2 such Indebtedness secured by a Lien which is a Permitted Encumbrance;

          14.7.3 such Indebtedness representing the deferred purchase price of property or services incurred in the ordinary course of business and for the purpose of carrying on same and more commonly known as trade indebtedness;

          14.7.4 such Indebtedness which is a Public or Private Placement, PROVIDED that the net proceeds of any such Public or Private Placement are used in their entirety to effect an optional prepayment of the Revolving Loans under
Section 8.2 and the Borrower does furthermore exercise its rights under subsection 2.3.3 and reduces the Commitments by an amount equal to such net proceeds concurrently with the creation of such Indebtedness;

          14.7.5 current liabilities for taxes and assessments incurred in the ordinary course of business;

          14.7.6 such Indebtedness which is assumed in connection with an acquisition to which the Majority Lenders have consented or is otherwise permitted under the provisions of Section 14.1;

          14.7.7 such Indebtedness which is reflected in the consolidated financial statements of the Borrower contained in the Annual Report referred to in Section 10.1.7 or incurred since the date of such financial statements in the ordinary course of business not in connection with the borrowing of money or the obtaining of credit;

          14.7.8 such Indebtedness owing to one or more FHLB's pursuant to a Collateralized Investment Program, PROVIDED, HOWEVER, that (w) the aggregate principal amount of all such Indebtedness outstanding from time to time is not less than 80% of the Market Value of the mortgage backed securities pledged in favour of all such FHLB's as collateral for such Indebtedness, (x) the aggregate Market Value of mortgage backed securities pledged in favour of all such FHLB's does not exceed $50,000,000, (y) the proceeds of the advances made by all such FHLB's are used by the Borrower exclusively for the purchase of New MBS and (z) no New MBS shall be pledged in favour of any FHLB as collateral for such Indebtedness.

14.8      EXTRAORDINARY PAYMENTS.   In any fiscal year of the Borrower, pay or
set aside any funds for the purpose of paying by the Borrower or any of its Subsidiaries of any management fees or other extraordinary payments, benefits or salaries or other remunerations to any of the Borrower's stockholders or to any of their Affiliates (other than the Borrower or officers, directors or Subsidiaries of the Borrower) in an aggregate amount which would exceed $1,000,000, PROVIDED, HOWEVER, that any payment hereunder shall for all purposes hereof constitute and be deemed to be a Distribution and must under all circumstances also comply with the provisions of Section 14.2 in order for same to be made.


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                                   ARTICLE 3.

                        EVENTS OF DEFAULT AND REALIZATION

15.1      EVENTS OF DEFAULT.   The occurrence of any of the following events
during the term of this Agreement shall constitute an event of default (herein referred to as an "Event of Default"):

          15.1.1 the Borrower shall fail to make any payment of principal under any of the Loans when due in accordance with the terms hereof; or to pay any interest or fees under the Loans, or any other amount payable hereunder as and when such amount becomes due in accordance with the terms hereof; or

          15.1.2 should any statement, certificate, representation or warranty made or furnished by or on behalf of the Borrower or DLFC or pursuant to this Agreement or any of the Security Documents prove at any time to have been substantially incorrect or inaccurate at the time same are required to be true by the terms hereof; or

          15.1.3 should the Borrower default in the performance or fulfilment of any other obligation or covenant hereunder, or any other covenant assumed by the Borrower in relation to the Commitments and such Default shall not have been remedied within 60 days following the giving by the Agent of notice thereof; or

          15.1.4 should DLFC or the Borrower, or any Person who is a party to any of the Security Documents default in the performance or fulfilment of any of their respective obligations or covenants under any of the Security Documents and in the case of such Default by DLFC under the Support Agreement or the DLFC Agreement, such Default shall not have been remedied within 30 days following the giving by the Agent to DLFC of a notice thereof or appropriate actions shall not have been commenced and diligently pursued by DLFC during such 30 day period for the purpose of acquiring all necessary approvals and consents in order to perform its obligations under the Support Agreement or the DLFC Agreement, as the case may be, and in the event that such actions have been so commenced within such period, such Default is not remedied within 60 days following the initial giving by the Agent of the aforesaid notice; or

          15.1.5    should:

               15.1.5.1 either DLFC, the Borrower or any of the Borrower's Material Subsidiaries commence any case, proceeding or other action (X) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or either DLFC, the Borrower, or any of the Borrowers's Material Subsidiaries make a general assignment for the benefit of its creditors; or


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                                      -52-



               15.1.5.2 there be commenced against either DLFC, the Borrower or any of the Borrower's Material Subsidiaries any case, proceeding or other action of a nature referred to in paragraph 15.1.5.1 above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 30 days; or

               15.1.5.3 there be commenced against either DLFC, the Borrower or any of the Borrower's Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

               15.1.5.4 either DLFC, the Borrower or any of the Borrower's Material Subsidiaries take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs 15.1.5.1, 15.1.5.2 or 15.1.5.3 above; or

               15.1.5.5 either DLFC, the Borrower or any of the Borrower's Material Subsidiaries generally not, or admit in writing its inability to, pay its debts as they become due; or

          15.1.6    should:

               15.1.6.1 any Person engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; or

               15.1.6.2 any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, exist with respect to any Plan; or

               15.1.6.3 a Reportable Event occur with respect to, or proceedings commence to have a trustee appointed, or a trustee be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; or

               15.1.6.4 any Single Employer Plan terminate for purposes of Title IV of ERISA; or

               15.1.6.5 the Borrower or any Commonly Controlled Entity incur, or in the reasonable opinion of the Majority Lenders, be likely to incur, any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or

               15.1.6.6 any other event or condition occur or exist, with respect to a Single Employer Plan or a Multiemployer Plan;

and in each case in paragraphs 15.1.6.1 through 15.1.6.6 above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Material Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the


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business, operations, property or financial or other condition of the Borrower and its Material Subsidiaries taken as a whole and such Default shall not have been remedied within 60 days following the issuance by the Agent of a notice thereof; or

          15.1.7 should a judgment or decree (other than a consent decree entered into under the Comprehensive Environmental Response, Compensation and Liability Act of the United States of America with which the Borrower or its Material Subsidiaries, as the case may be, are complying) be entered against either the Borrower or any of the Borrower's Material Subsidiaries involving in the aggregate a liability (net of the amount of any liability covered by Eligible Reinsurers) of $1,000,000 or more and such judgment or decree not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof. For the purposes of this subsection 15.1.7, "Eligible Reinsurers" shall mean, as at any time, a group of reinsurers who have been granted a rating category of B or higher in the latest edition of Best's Insurance Reports, PROVIDED, HOWEVER, that where any such reinsurer is, at any time, in a state of receivership or where any superintending or regulatory authority of any jurisdiction having authority over such reinsurer, has intervened in the management of such reinsurer, then, for all purposes of the definition of an "Eligible Reinsurer", as of and from such time, such reinsurer shall be excluded from such definition; or

          15.1.8 should either one of the Borrower or DLFC default with respect to any of its Indebtedness (other than the Indebtedness of the Borrower, under this Agreement and the Security Documents) which singly or in the aggregate exceeds $1,000,000 in the case of the Borrower or $10,000,000 in the case of DLFC, unless said Person or others on their behalf are contesting diligently and in good faith their, or either one thereof, obligation to pay and for which they, or either one thereof have provided the Lenders with security reasonable to the Majority Lenders, in an amount sufficient to pay in principal, interest and costs, such Indebtedness, should such contestation be unsuccessful; or

          15.1.9 should DLFC fail at any time to maintain the entire legal title to or beneficial interest in at least 51% of the shares of stock of the Borrower, outstanding from time to time, having power under ordinary circumstances to vote for the election of members of the board of directors of the Borrower.

15.2      REMEDIES.   If an Event of Default shall have occurred and be
continuing and in every such event, the Agent, at the request of the Majority Lenders, shall declare as being immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything in this Agreement to the contrary notwithstanding:

          15.2.1 the entire amount of the Loans then outstanding in principal and interest; and

          15.2.2 an amount equal to the amount of the losses, expenses and costs incurred by the Lenders and referred to in Sections 6.6 and 6.7; and

each of the Commitments shall thereupon, at the discretion of the Majority Lenders, forthwith terminate and be cancelled and thereupon the Lenders may exercise any and all of their rights and recourses under this Agreement and any of the Security Documents.


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15.3      PROCEEDS OF REALIZATION.   Subject to the provisions of Section 18.5,
the proceeds of realization under any of the Security Documents or any credit or compensating balances of the Borrower held by the Agent, as agent for the Lenders, or by any of the Lenders shall be applied as follows:

          15.3.1 firstly, to pay or reimburse in full all costs, charges and expenses incurred and outstanding in connection with such realization, as established by the Majority Lenders; and

          15.3.2 secondly, to pay or reimburse in full the outstanding Loans and the Borrower Obligations.

15.4      APPLICATION OF PAYMENTS.   Subject only to the provisions of Sections
15.3 and 18.5, the Lenders shall apply the proceeds of realization and of any credit or compensating balances therein referred to against such part of the Indebtedness of the Borrower under this Agreement as the Majority Lenders deem best.

15.5      CALCULATION OF PRO RATA PORTIONS.   The costs, charges and expenses,
as well as the proceeds of realization and the credit and compensating balances referred to in Section 15.3, shall be shared by each Lender on the basis of its respective Pro Rata Share.

15.6 NOTICES. Save as otherwise expressly provided for herein, no notice of any kind shall be required to be given to the Borrower or DLFC by the Agent or the Lenders for the purpose of putting the Borrower or DLFC in default, said party being in default by the mere lapse of time allowed for the performance of an obligation or by the mere happening of an event constituting an Event of Default.

15.7      DEALINGS WITH THE BORROWER AND DLFC.   The Agent, upon the request of
the Majority Lenders, may grant extensions of time and other indulgences, and subject to Section 18.2, take and give up security, accept compositions, grant releases and discharges and otherwise deal with DLFC and the Borrower as the Majority Lenders may see fit without prejudice to the liability of the Borrower or of DLFC or to the Lenders' rights in respect of the security conferred upon them under the terms hereof.


                                   ARTICLE 4.

                                    THE AGENT

16.1      APPOINTMENT AND AUTHORIZATION.   Each Lender hereby irrevocably
appoints and authorizes, and hereby agrees that it will require any transferee of any interest in any of its Loans (other than a holder of a participation in any of its Loans) and/or in its Commitment irrevocably to appoint and authorize, the Agent to take such actions as agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to


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                                      -55-



be taken by it or them hereunder or under the Security Documents in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct.

16.2      INTEREST HOLDERS.   The Agent may treat each Lender, or the Person
designated in the last notice filed with it under this Article, as the holder of all of the interests of such Lender in its Loan and in its Commitment until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such notice of transfer and in form and substance satisfactory to the Agent, shall have been filed with the Agent.

16.3      CONSULTATION WITH COUNSEL.   The Agent may consult with legal counsel
selected by it and shall not be liable for any action taken or suffered by it in good faith in accordance with the advice or opinion of such counsel.

16.4      DOCUMENTS.   The Agent shall not be under any duty to examine into or
pass upon the validity, effectiveness or genuineness of any of the Security Documents, this Agreement or any instrument, document or communication furnished pursuant thereto or hereto in connection herewith or therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

16.5      OTHER TRANSACTIONS WITH DLFC, THE BORROWER AND THEIR RESPECTIVE
SUBSIDIARIES AND AFFILIATES.   With respect to its Commitment and the Loan made
and to be made from time to time by the Agent in its personal capacity as a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Subsidiaries and Affiliates may accept deposits from, lend money to and generally engage in any kind of business with DLFC, the Borrower and their respective Subsidiaries and Affiliates, and Persons doing business with any of the said Persons, as if it were not the Agent and without any obligation to account therefor.

16.6      RESPONSIBILITY OF THE AGENT.   The duties and obligations of the Agent
under this Agreement and the Security Documents are only those expressly set forth herein and therein. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Agent has actual knowledge, or has been notified by the Borrower of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing (specifying in detail the nature thereof). The Agent shall not have any duty to investigate whether a Default or an Event of Default has occurred.

16.7      ACTION BY AGENT.   The Agent shall:

          16.7.1 be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action, provided that the Agent shall not exercise any rights under Article 15 of this Agreement or under the Security Document, without the request of the Majority Lenders. The Agent shall incur no liability under or in respect of this Agreement or any of the Security Documents, with respect to anything which it may do or refrain from doing in the


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                                      -56-



reasonable exercise of its judgment (including, without limitation, in the performance of any function it is required to perform under any one of Articles 4, 5, 6, 8 or 15) or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct; and

          16.7.2 in all cases be fully protected in acting or refraining from acting under this Agreement or any of the Security Documents, in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

16.8      NOTICES OF EVENTS OF DEFAULT.   In the event that the Agent shall
acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement or any of the Security Documents, as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail for five days after receipt of the notice of any Default or Event of Default to request the Agent to take action or to assert rights under this Agreement or any of the Security Documents, in respect of such Default or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 15 hereof) as it deems in its discretion to be advisable for the protection of the Lenders.

16.9      RESPONSIBILITY DISCLAIMED.   The Agent shall not be under any
liability or responsibility whatsoever as Agent:

          16.9.1 to the Borrower, DLFC or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Lender of any of its obligations under this Agreement;

          16.9.2 to any Lender, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or DLFC of any of its obligations under this Agreement or any of the Security Documents; or

          16.9.3 to any Lender, for any statements, representations or warranties in this Agreement, the Security Documents or any other document contemplated thereby or any information provided pursuant to this Agreement or any of the Security Documents or any other document contemplated thereby or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Security Documents or any other document contemplated thereby.

Nothing in this Section 16.9 shall be construed or interpreted as augmenting or altering the circumstances under which the Agent or any director, officer, employee or agent thereof may be held liable under the terms of this Agreement.


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16.10     INDEMNIFICATION.   The Lenders agree to indemnify the Agent (to the
extent not reimbursed by the Borrower) in accordance with their respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of its functions as Agent under this Agreement, the Security Documents or any other document contemplated hereby or thereby, or any action taken or omitted to be taken by the Agent under this Agreement, the Security Documents or any other document contemplated hereby or thereby, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent.

16.11     CREDIT DECISION.   Each Lender represents and warrants to the Agent
that:

          16.11.1 in making its decision to enter into this Agreement and to make its Loan it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of DLFC, the Borrower and the Subsidiaries of the Borrower and that it has made an independent credit judgment without reliance upon any information furnished by or through the Agent; and

          16.11.2 so long as any portion of its Loan remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of DLFC, the Borrower and the Subsidiaries of the Borrower.

16.12     SUCCESSOR AGENT.   Subject to the appointment and acceptance of a
successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Agent and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent (which shall be one of the Lenders, unless none of the Lenders which is qualified wishes to accept such appointment and which must be approved by the Borrower). If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank which has an office in New York City with a combined capital and surplus of at least $250,000,000 and which must be approved by the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

16.13     AGENT TO DELIVER COPIES.   Upon receipt of any information, report,
statement and other paper and data furnished to the Agent under the terms hereof by or on behalf of the Borrower, the Agent shall promptly communicate and deliver copies thereof to the Lenders.


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                                   ARTICLE 17

                                JUDGMENT CURRENCY

17.1      JUDGMENT CURRENCY.   If for the purpose of obtaining or enforcing
judgment in any court or for any other purpose hereunder, it is necessary to convert an amount due, advanced or to be advanced hereunder in the currency in which it is due, advanced or to be advanced (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which in accordance with normal banking procedures, the Agent could purchase, in the United States money market the Original Currency with the Second Currency on the Business Day on which judgment is given, the amount is due or advanced or is to be advanced, as the case may be. The Borrower agrees that its obligations, in respect of any amounts due from it to the Lenders in the Original Currency hereunder shall, notwithstanding any judgment expressed or payment made in the Second Currency, be discharged only to the extent that, on the Business Day following receipt of any sums so paid or adjudged to be due hereunder in the Second Currency, the Agent, on behalf of the Lenders may, in accordance with normal banking procedure, purchase, in the United States money market, the Original Currency with the amount of the Second Currency so paid or so adjudged to be due; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lenders concerned against such loss.


                                   ARTICLE 18

                                  MISCELLANEOUS

18.1      NOTICES.   Except as otherwise specified herein, all notices,
requests, demands or other communications to or upon the respective parties hereto shall be in writing, (including by tested telex or telecopy) and shall be deemed to have been duly given or made to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, when delivered to such party (by prepaid courier or by telecopier, tested telex or hand delivery) at its address and attention set forth with its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing. No other method of giving notice is hereby precluded. Any such notice, request, demand or other communication sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if delivered and when transmitted, if sent by telecopier or telex, PROVIDED, HOWEVER, that in the event normal mail, telecopier or telex service shall be interrupted by strike, force majeure or other cause, then the party sending the notice, request, demand or other communication, shall ensure prompt receipt of such notice, request, demand or other communication by the other party or parties.


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18.2      AMENDMENTS AND WAIVERS.   The rights and remedies of the Lenders under
this Agreement shall be cumulative and not exclusive of any rights or remedies which they would otherwise have, and no failure or delay by the Agent or the Lenders in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. Subject to the provisions of subsections 18.2.1 and 18.2.2 with respect in each case to amendments only, any term, covenant, agreement or condition contained in this Agreement may be amended with the consent of the Borrower and the Majority Lenders, and such amendment shall be binding upon all of the parties hereto, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders, and such waiver shall be binding upon all of the Lenders, and in any such event the failure to observe, perform or discharge any covenant, condition or obligation waived or amended (whether such amendment is executed or such consent or waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or an Event of Default. Without the prior written consent of:

          18.2.1 all of the Lenders, no amendment shall, except as otherwise expressly permitted hereunder:

               18.2.1.1 affect the aggregate amount of the Commitments or the amount of the Commitment of any Lender, save and except with respect to any modification to the Commitment of any Lender resulting from the operation of the provisions of subsection 18.9.1, in which case, only the consent of the parties involved in such operation shall be required to effect such modification;

               18.2.1.2 alter the agreed time for the payment of the principal of or interest on the Loans or the amount of principal thereof or decrease the rate of interest thereon;

               18.2.1.3 permit any subordination of the principal of or interest on any Loans;

               18.2.1.4 decrease the amount of any fees to be paid to any Lender;

               18.2.1.5 change the percentage of the Lenders required to constitute the Majority Lenders;

               18.2.1.6 release or permit the release of the whole or any part of the Liens created under the Security Documents or amend any provisions thereof; or

               18.2.1.7 affect the provisions of subsections 1.1.93 or 1.1.114 with respect to the Revolving Period and the Term Period;

          18.2.2 the Agent, no amendment shall affect any provision of this Agreement dealing with rights and obligations of the Agent, including without limitation any provision of Article 16.


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          Nothing contained in this Agreement or in any of the Security
Documents, including, without limitation, the specific reference to Lenders in certain provisions and to Majority Lenders in other provisions, should be construed or interpreted as in any way limiting or restricting the generality of the provisions of this Section 18.2. The parties hereto agree that any waiver referred to in this Section 18.2, once issued to the Borrower in writing by the Agent, purporting to act on behalf of the Majority Lenders or all of the Lenders, as the case may be, shall be binding on all of the parties.

18.3      CALCULATIONS AND DETERMINATIONS TO BE CONCLUSIVE AND BINDING.   In the
absence of manifest error, any calculation or determination to be made under the terms of this Agreement by the Agent or the Majority Lenders, when made, shall be conclusive and binding on all the parties.

18.4      COMPENSATION AND SET-OFF.   In addition to any rights now or hereafter
granted under Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized by the Borrower, at any time or from time to time, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, subject to the provisions of Section 18.5, to effect compensation, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Lender under this Agreement, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not the Agent shall have made any demand hereunder or shall have declared the amounts referred to in subsections 15.2.1 and 15.2.2 to be due and payable as permitted by Section 15.2 and although said obligations and liabilities or any of them, shall be contingent or unmatured. For the purposes of the application of this Section 18.4, the Borrower and the Lenders agree that the benefit of any term applicable to any Lender's deposit, credit, indebtedness, liability or obligation (collectively referred to in this Section 18.4 as the "Deposit") referred to in this Section 18.4 shall be lost immediately before the time when such Lender shall exercise its rights under this Section 18.4 in respect of a relevant Deposit of such Lender. Subsequent to the exercise of rights under this Section 18.4, the Lender or Lenders having exercised same shall notify the Borrower of such exercise.

18.5      RECOVERY FOR LENDERS.   Each Lender agrees that if it shall exercise
any right under Section 18.4 or any other right of counterclaim, compensation, set-off, banker's lien, realization of security, or similar right with respect to property of the Borrower, or if under any applicable bankruptcy, insolvency or other similar Law, it receives a secured claim the security for which is a debt owed by it to the Borrower, the amount thereof shall constitute proceeds of realization under Section 15.3 and shall be dealt with in the same manner as therein provided as if a realization had occurred. All amounts thus recovered by any Lender shall promptly be delivered to the Agent under Section 8.6 for distribution.


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18.6      NO DEEMED PAYMENT.   Where any Lender, whether under the provisions of
this Agreement or otherwise, receives or recovers from the Borrower an amount greater than the amount ultimately payable to it under the provisions of this Agreement, but as a consequence of the provisions of Section 18.5 does not retain the totality of such amount, as between the Borrower on the one hand and that Lender, on the other hand, that excess amount not retained by such Lender shall be treated as not having been paid to such Lender for the purposes of this Agreement.

18.7      ASSIGNMENTS BY THE BORROWER.   The rights of the Borrower hereunder
are declared to be purely personal and may therefore not be assigned or transferred, nor can the Borrower assign or transfer any of its obligations, any such assignment being null and void insofar as the Lenders are concerned and rendering any balance then outstanding of amounts referred to in Section 15.2 immediately due and payable at the option of the Majority Lenders, and relieving the Lenders from the obligation of making any or any further Advances hereunder.

18.8      PAYMENT OF EXPENSES AND TAXES.   The Borrower agrees to pay or
reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to this Agreement and the Security Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable syndication and legal costs incurred by the Agent. The Borrower agrees (w) to pay or reimburse each Lender and the Agent for all their costs and expenses incurred in connection with any advice sought by the Agent or the Lenders on the construction of the present Agreement or any of the Security Documents or in anticipation of the or for the purpose of determining whether or not to exercise any or all of their rights and recourses under the present Agreement and the Security Documents, (x) to pay or reimburse each Lender and the Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any right under this Agreement and the Security Documents including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Lenders, (y) to pay, indemnify, and hold each Lender and the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of this Agreement, the Security Documents and any such other documents, and (z) to pay, indemnify, and hold each Lender and the Agent in its capacity as such harmless from and against any and all other liabilities, obligations, losses (subject to Sections 6.6 and 6.7 in the case of any Lender in respect of any losses, expenses or costs governed by such Sections), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the transactions contemplated hereby (all the foregoing, collectively, the "indemnified liabilities"), PROVIDED that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities which have been determined by a final judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this Section shall survive repayment of the Loans and the termination of this Agreement.


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18.9      ASSIGNMENTS BY LENDERS; PARTICIPATIONS: PURCHASING LENDERS.

          18.9.1 Each Lender may assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (v) prior to the occurrence of an Event of Default, no Lender may so assign to any Person which is a non-resident of the United States under the Code, (w) except in the case of an assignment occurring after the exercise of rights under Section 15.2 or of an assignment to a Lender or a Subsidiary or Affiliate of a Lender which is a bank or financial institution (on condition that, in respect of any such assignment to a Subsidiary or Affiliate of a Lender, same does not result in any additional cost hereunder for the Borrower), the Borrower must give its written consent to such assignment (which consent shall not be unreasonably withheld), (x) the Agent must give its written consent to such assignment (which consent shall not be unreasonably withheld), (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and (z) the parties to each such assignment shall execute with and deliver to the Agent an Assignment and Acceptance Agreement with respect to such assignment and a processing and recordation fee of $2,000 payable by such parties, PROVIDED, HOWEVER, that such processing and recordation fee shall not be payable with respect to such an assignment where the Assignee is a Subsidiary or an Affiliate of the assignor. Upon acceptance and recording pursuant to subsection 18.9.4, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder (an "Assignee") shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of, and shall for all purposes be, a Lender under this Agreement and the assigning Lender thereunder shall, to the extent and in the amount in which they are assigned pursuant to such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Upon the effectiveness of any Assignment and Acceptance Agreement, Schedule "A" shall be deemed amended to reflect the identities and Commitments of the Lenders after giving effect thereto;

          18.9.2 by executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (u) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (v) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of DLFC, the Borrower or any Material Subsidiary of the Borrower or the performance or observance by DLFC or the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto to which it may be a party; (w) such Assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Sections 13.1 and

13.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (x) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (y) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (z) such Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender;

          18.9.3 the Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice;

          18.9.4 upon its receipt of a duly completed Assignment and Acceptance Agreement executed by the parties thereto, the processing and recordation fee referred to in subsection 18.9.1 above and if required, the written consent of the Borrower to such assignment, the Agent shall (subject to the consent of the Agent to such assignment), (x) accept such Assignment and Acceptance Agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Lenders and the Borrower;

          18.9.5 any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more additional banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain the party to this Agreement and solely responsible for the performance thereof and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that each Participant shall be deemed to have the right of set-off or compensation to the extent provided in Sections 4.9 and 18.4 in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; PROVIDED that such right of set-off or compensation shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 18.5. The Borrower also agrees that no Participant shall have any right to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any Security Document, PROVIDED, that each Participant shall have the right to consent to any amendment, of any provision of this Agreement which directly extends the Revolving Period, reduces the stated rate or extends the scheduled time of payment of interest on any Loan or reduces the principal amount of any Loan, in each case solely with respect to any Loans in which such Participant has a participating interest. The Borrower also agrees that each Participant shall be entitled to the benefits of Articles 6 and 7 with respect to its participation in the Commitments and the Loans outstanding from time to time, in each case with effect as of and from the date on which such Participant becomes a Participant. Notwithstanding the immediately preceding sentence, the Borrower shall not be required to pay to any Lender for the benefit of any Participant more than the amount which it would have been required to pay to the Lender which granted an interest in the Loans or other obligations of the Borrower payable hereunder;

          18.9.6 the Borrower authorizes each Lender to disclose to any Assignee or Participant (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of DLFC, the Borrower and the Borrower's Subsidiaries and Affiliates prior to becoming a party to this Agreement, subject to such Transferee's agreeing to the confidentiality restrictions, if any, applicable thereto agreed to by such Lender;

          18.9.7 if, pursuant to this Section 18.9, any interest in this Agreement is transferred to any Transferee which is organized under the Laws of any jurisdiction other than the United States or any State thereof, the assignor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (x) to represent to the assignor Lender (for the benefit of the assignor Lender, the Agent and the Borrower) that under applicable Law no taxes will be required to be withheld by the Agent, the Borrower or the assignor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (y) to furnish to the assignor Lender (and, in the case of any Assignee registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder) and (z) to agree (for the benefit of the assignor Lender, the Agent and the Borrower) to provide the assignor Lender (and, in the case of any Assignee registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States Law and regulations and amendments duly executed and completed by such Transferee and to comply from time to time with all applicable United States Laws and regulations with regard to such withholding tax exemption.

18.10     COUNTERPARTS.   This Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

18.11     GOVERNING LAW.   This Agreement and the interpretation and enforcement
thereof shall be governed by and in accordance with the Laws in force in the State of New York.

18.12     SEVERABILITY.   Any provision of this Agreement which is prohibited or
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

18.13     NO NOVATION, ETC.   Any Lien provided at any time and from time to
time to the Lenders or any one thereof by the Borrower shall not constitute a payment nor shall it operate as a novation of any amount due hereunder and shall not operate by way of compensation, set-off or confusion of or merge with any indebtedness or liability of the Borrower or of any other Person or Persons (including the Lenders or any one thereof) to the Lenders or any one thereof under any deed, guarantee, contract, bill of exchange, promissory note, letter of credit, certificate of deposit or other instrument by which the same may now or at any time hereafter be represented or evidenced.

18.14     REPLACEMENT OF COMMITMENT LETTER.   This Agreement replaces and
supersedes:

          18.14.1 that certain letter addressed by National Bank of Canada to the Borrower dated November 26, 1993, which letter was accepted by the Borrower on December 2, 1993; and

          18.14.2 all other oral or written agreements, understandings and undertakings between the Lenders, or any one thereof and the Agent or the Borrower relating to the Commitments.

18.15     LENDERS TO EXERCISE RIGHTS THROUGH AGENT.   Subject only to the extent
that under the provisions of Articles 6 or 7 a single Lender is affected and subject to the provisions of Section 18.2, the Lenders shall only exercise their rights and remedies under this Agreement and the Security Documents through the Agent, who shall only act or refrain from acting at the request of the Majority Lenders.

18.16     SUBMISSION TO JURISDICTION; WAIVERS.   The Borrower hereby expressly
irrevocably and unconditionally:

          18.16.1 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          18.16.2 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          18.16.3 agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its last address notified to the Agent pursuant to the provisions of
Section 18.1;

          18.16.4 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

          18.16.5 waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

18.17     WAIVERS OF JURY TRIAL.   The Borrower, the Agent and each of the
Lenders hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein.


                                   ARTICLE 19

                                   FORMAL DATE

19.1      FORMAL DATE.   For the purpose of convenience, this Agreement may be
referred to as bearing formal date of April 25, 1994, irrespective of the actual date of its execution.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and in the place first hereinabove mentioned.




                                     LAURENTIAN CAPITAL
                                     CORPORATION



                               Per:    /s/ Robert T. Rakich
                                     -------------------------------------------
                                     Title: President and Chief Executive
                                            Officer



                           and Per:    /s/ Bernhard M. Koch
                                     -------------------------------------------
                                     Title: Senior Vice-President,
                                            Chief Financial Officer, Treasurer
                                            and Secretary


                           Address:  640 Lee Road
                                     Suite 303
                                     Wayne, Pennsylvania
                                     19087

                         Attention:  Chief Financial Officer

                        Telecopier:  (215) 889-7406 or (610) 889-7406

                                     NATIONAL BANK OF CANADA,
                                     NEW YORK BRANCH,
                                     FOR ITSELF AND AS AGENT


                               Per:    /s/ Michael E. Williams
                                     -------------------------------------------
                                     Title:  Vice President


                           and Per:    /s/ Richard P. Brown
                                     -------------------------------------------
                                     Title:  Vice President

                           Address:  125 West 55th Street
                                     New York, New York
                                     10019


                                     with a copy to


                                     National Canada Finance Corporation
                                     401 East Pratt Street
                                     Suite 631
                                     Baltimore, MD
                                     21202

                         Attention:  Vice-President
                                     National Canadian Finance Corporation

                        Telecopier:  (410) 837-8359

                                     THE DAIWA BANK, LTD.



                               Per:    /s/ Thomas Howard
                                     -------------------------------------------
                                     Title:  Vice President



                           and Per:    /s/ Michael J. Fox
                                     -------------------------------------------
                                     Title:  Vice President


                           Address:  2450 CNG Tower
                                     625 Liberty Place
                                     Pittsburgh, PA
                                     15222

                         Attention:  Vice-President and Manager

                        Telecopier:  (412) 288-1819

                                     COOPERATIEVE CENTRALE RAIFFEISEN-
                                     BOERENLEENBANK B.A./ "RABOBANK NEDERLAND",
                                     NEW YORK BRANCH



                               Per:    /s/ Ian Reece
                                     -------------------------------------------
                                     Title:  Vice President & Manager



                           and Per:    /s/ Robert B. Benoit
                                     -------------------------------------------
                                     Title:  Senior Vice President


                           Address:  245 Park Avenue
                                     New York
                                     New York 10167

                         Attention:  Vice-President and Manager

                        Telecopier:  (212) 916-7837

                                     NATIONAL WESTMINSTER BANK PLC



                               Per:    /s/ Luc St-Arnault
                                     -------------------------------------------
                                     Title:  Regional Vice President



                           and Per:
                                     -------------------------------------------
                                     Title:


                           Address: c/o National Westminster Bank of Canada 2000 McGill College Avenue
                                     Suite 575
                                     Montreal, Quebec
                                     Canada
                                     H3A 3H3


                         Attention:  Vice-President

                        Telecopier:  (514) 287-0862

                                  SCHEDULE "A"


                        LENDERS AND AMOUNT OF COMMITMENTS



                 Lenders                          Commitments
                 -------                          -----------
National Bank of Canada                          $ 15,000,000
New York Branch

The Daiwa Bank, Ltd.                             $ 10,000,000

Cooperatieve Centrale
Raiffeisen-Boerenleenbank B.A./
"Rabobank Nederland", New York Branch            $ 10,000,000

National Westminster Bank PLC                    $ 10,000,000
                                                --------------
                                                 $ 45,000,000            TOTAL
